UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Turning Point Brands, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 31, 2023
To our Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Turning Point Brands, Inc. (the “Company”) on Wednesday, May 3, 2023 at 11:00 a.m. eastern daylight time. The Annual Meeting will be a virtual meeting conducted solely online via live webcast. We believe a virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world. This means that you will be able to participate, ask questions and vote during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/TPB2023, and entering the 16-digit control number, located on your proxy card. You will not be able to attend the Annual Meeting in person.
The official Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed with this letter.
Your vote is very important to the Board of Directors. Please take the time to carefully read each of the proposals for stockholder action described in the accompanying proxy materials. Whether or not you plan to virtually attend, you can ensure that your shares are represented at the meeting by promptly completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope. Stockholders of record can also vote by touch-tone telephone from the United States, using the toll-free number on the proxy card, or by the Internet, using the instructions on the proxy card. If you attend the meeting, you may revoke your proxy and vote your shares virtually at the meeting.
Directors, officers and other representatives of the Company will be available at the virtual Annual Meeting and they will be pleased to answer any questions you may have that comply with Annual Meeting rules of conduct.
Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.
Sincerely,
/s/ Graham A. Purdy
Graham A. Purdy
President and Chief Executive Officer

TURNING POINT BRANDS, INC.
5201 Interchange Way
Louisville, Kentucky 40229
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 3, 2023
To the Stockholders:
The Annual Meeting of Stockholders (the “Annual Meeting”) of Turning Point Brands, Inc. (the “Company”) will be a virtual meeting conducted solely online via live webcast on Wednesday, May 3, 2023 at 11:00 a.m. eastern daylight time.
At the Annual Meeting you will be asked to:
•	elect nine directors to the Board of Directors, each for a term of one year;
•	ratify the appointment of RSM US LLP as the Company’s independent auditors;
•	approve, on an advisory basis, the compensation of the Company’s named executive officers;
•	vote on a stockholder proposal if properly presented; and
•	transact such other business as may properly come before the meeting.
A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this notice. Only stockholders of record at the close of business on March 27, 2023 are entitled to receive notice of and to vote at the Annual Meeting.
By Order of the Board of Directors,

/s/ Brittani N. Cushman
Brittani N. Cushman
General Counsel and Corporate Secretary
Louisville, Kentucky
March 31, 2023
IMPORTANT
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SUBMIT YOUR VOTE USING ONE OF THE VOTING METHODS DESCRIBED IN THE ATTACHED MATERIALS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES VIRTUALLY AT THE ANNUAL MEETING.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2023: Our Proxy Statement related to our 2023 Annual Meeting of Stockholders, including the Notice of Annual Meeting, and our Annual Report on Form 10-K for the fiscal year ended on December 31, 2022 are available on our website at www.turningpointbrands.com under the heading “SEC Filings” in the “Financials” tab of the Investor Relations section.
The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively by a live webcast. Stockholders may access the meeting by visiting www.virtualshareholdermeeting.com/TPB2023, and entering the 16-digit control number, located on your proxy card. The Annual Meeting will begin promptly at 11:00 a.m. eastern daylight time. We encourage you to access the meeting prior to the start time.
You may submit a question at the Annual Meeting by following the instructions on the virtual meeting website or using the ASK A QUESTION box to submit your question(s) at any point during the virtual Annual Meeting (until the floor is closed to questions). We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct which will be made available prior to the meeting as well as will be available virtually at

https://www.turningpointbrands.com/investor-relations/financials/annual-meeting during the meeting. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

TURNING POINT BRANDS, INC.
5201 Interchange Way
Louisville, Kentucky 40229
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 3, 2023
This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Turning Point Brands, Inc., a Delaware corporation (the “Company”), to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments thereof. In this proxy statement, references to the “Company,” “we,” “us” or “our” refer to Turning Point Brands, Inc.
The Notice of Annual Meeting and accompanying Proxy Statement and Form of Proxy are first being sent or given to all stockholders entitled to vote at the Annual Meeting on or about March 31, 2023. This Proxy Statement and the enclosed Form of Proxy, the Notice of Annual Meeting, and the Company’s 2022 Annual Report are available on the Internet at https://www.turningpointbrands.com/investor-relations/financials/annual-meeting, on the Annual Meeting website.
The Annual Meeting will be held as a virtual meeting conducted solely online via live webcast on Wednesday, May 3, 2023 at 11:00 a.m. eastern daylight time. You can attend the meeting by visiting www.virtualshareholdermeeting.com/TPB2023, and entering the 16-digit control number, located on your proxy card.
SUMMARY OF MATTERS REQUIRING STOCKHOLDER ACTION
Proposal 1 – Election of Directors
The affirmative vote of a plurality of the votes entitled to be cast by the holders of the Company’s common stock present virtually or represented by proxy is required to elect each nominee. Election by a plurality means that the director nominee with the most votes for the available slot is elected for that slot. You may vote “FOR” each nominee or you may “WITHHOLD AUTHORITY” to vote for each nominee. Unless you “WITHHOLD AUTHORITY” to vote for a nominee, your proxy will be voted “FOR” the election of the individuals nominated as directors. A vote to “WITHHOLD AUTHORITY” will have no effect with respect to the election of directors. This matter is considered non-routine and therefore a broker non-vote will have no effect on the outcome of this proposal.
The Board recommends that you vote “FOR” each of the director nominees.
Proposal 2 – Ratification of the Appointment of the Company’s Independent Auditors
The proposal to ratify the appointment of RSM US LLP as the Company’s independent auditors for the fiscal year ending December 31, 2023 will be approved if more shares present (virtually or by proxy) and entitled to vote at the Annual Meeting are voted “FOR” ratification than are voted “AGAINST” ratification. You may vote “FOR” or “AGAINST” ratification, or you may “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes will be counted towards the Annual Meeting quorum requirement. A vote to “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted, and accordingly, a vote to “ABSTAIN” will have no effect on the outcome of this proposal. This matter is considered routine and therefore brokers, dealers and nominees will have discretion to vote, even if you do not provide voting instructions.
The Board recommends that you vote “FOR” the ratification of the appointment of the Company's independent auditors.

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation (“Say on Pay”)
We are providing stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement, in accordance with Section 14A of the Exchange Act. The proposal to approve named executive officer compensation will be approved if more shares present (virtually or by proxy) and entitled to vote at the Annual Meeting are voted “FOR” approval than are voted “AGAINST” approval. You may vote “FOR” or “AGAINST” approval, or you may “ABSTAIN” from voting on this proposal. Abstentions will be counted towards the quorum requirement but broker non-votes will not. A vote to “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted, and accordingly, a vote to “ABSTAIN” will have no effect on the outcome of this proposal. This matter is considered non-routine and therefore a broker non-vote will have no effect on the outcome of this proposal.
The Board recommends that you vote “FOR” the approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.
Proposal 4 – Extraordinary Strategic Alternatives Process for NewGen Business
You are being asked to vote on a stockholder proposal entitled, “Extraordinary Strategic Alternatives Process for NewGen Business.” The stockholder proposal will be approved if more shares present (virtually or by proxy) and entitled to vote at the Annual Meeting are voted “FOR” approval than are voted “AGAINST” approval. You may vote “FOR” or “AGAINST” approval, or you may “ABSTAIN” from voting on this proposal. Abstentions will be counted towards the quorum requirement but broker non-votes will not. A vote to “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted, and accordingly, a vote to “ABSTAIN” will have no effect on the outcome of this proposal. This matter is considered non-routine and therefore a broker non-vote will have no effect on the outcome of this proposal.
The Board recommends that you vote “AGAINST” the stockholder proposal described in this proxy statement.
The following table summarizes the minimum vote needed to approve each proposal and the effect of broker non-votes.
	Proposal	Affirmative Vote Required for Approval	Broker Discretionary Voting Allowed?	Board Recommendation	Page Number
1.	Election of Directors	Plurality of the votes cast	No	FOR each Director Nominee	33
2.	Ratification of the Appointment of the Company’s Independent Auditors	Majority of the votes cast affirmatively	Yes	FOR	34
3.	Advisory Vote to Approve Named Executive Officer Compensation	Majority of the votes cast affirmatively	No	FOR	36
4.	Stockholder Proposal regarding Strategic Alternatives Process for NewGen Business	Majority of the votes cast affirmatively	No	AGAINST	37
Other Matters
As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement. If any other matters should properly come before the Annual Meeting and call for a vote of stockholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders on such matters. Any such additional matter will be approved if more shares present (virtually or by proxy) and entitled to vote at the Annual Meeting are voted in favor of such matter than are voted against such matter unless a different standard is required under law or the rules of the New York Stock Exchange (“NYSE”).

INFORMATION ABOUT PROXIES AND VOTING
Record Date, Voting Securities and Quorum Requirements
The Board has fixed the record date (the “Record Date”) for the Annual Meeting as the close of business on March 27, 2023. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, there were 17,586,563 shares of common stock outstanding, each of which is entitled to one vote per share on all matters to be considered at the Annual Meeting.
The presence virtually or by proxy of the holders of a majority of the outstanding shares of common stock will constitute a quorum for the transaction of business at the Annual Meeting. Therefore, a quorum will be present if 8,793,282 shares of our common stock are present in person or represented by executed proxies timely received by us at the Annual Meeting. Shares of common stock represented by properly executed proxies received before the close of voting at the Annual Meeting will be voted as directed by such stockholders, unless revoked as described below.
Solicitation of Proxies
The entire cost of soliciting proxies on behalf of the Board will be borne by us. In addition to solicitation by mail, proxies may be solicited personally, by telephone or other means by our directors, officers or employees, who receive no additional compensation for these solicitation activities. We will, upon request, reimburse brokerage houses and persons holding common stock in the names of their nominees for their reasonable out-of-pocket expenses in sending materials to their principals.
How to Vote
Stockholders of Record
If you are a stockholder and your shares are registered directly in your name with our stock transfer agent, EQ Shareowner Services, you are considered the “stockholder of record” of those shares. If you are a stockholder of record, you can give a proxy to be voted at the Annual Meeting:
» over the telephone by calling a toll-free number (1-800-690-6903);
» online (www.proxyvote.com); or
» by completing, signing, dating, and mailing the enclosed proxy card in the envelope provided.
Even if you plan to attend the Annual Meeting, we encourage you to submit a proxy and vote prior to the Annual Meeting. If you do give a proxy, we must receive it by 11:59 p.m., eastern daylight time, on May 2, 2023, or your vote will not be recorded. If you prefer, you may instead vote virtually at the meeting by visiting www.virtualshareholdermeeting.com/TPB2023, and entering the 16-digit control number, located on your proxy card.
The telephone and online voting procedures have been set up for your convenience and are designed to authenticate your identity, enable you to give voting instructions, and confirm that those instructions are recorded properly. If you are a stockholder of record and you would like to vote by telephone or online, please refer to the instructions set forth on the enclosed proxy card.
By giving your proxy, you authorize the individuals named on the proxy card to vote your shares in accordance with your instructions. These individuals will also have the obligation and authority to vote your shares as they see fit on any other matter properly presented for a vote at the Annual Meeting. If for any reason a director nominee is not available to serve, the individuals named as proxy holders may vote your shares at the Annual Meeting for another nominee. The proxy holders for this year’s Annual Meeting are Brittani Cushman, Luis Reformina and Brian Wigginton.
If you are a stockholder of record and you sign and return your proxy card (or give your proxy by telephone or online) without specifying how you want your shares to be voted with respect to any of the four proposals, our proxy holders will vote your shares “FOR” the election of each of the nominees to the Board, “FOR” the ratification of the appointment of RSM US LLP as the Company’s independent auditors for the fiscal year ending December 31, 2023, “FOR” the approval of the compensation of the Company’s named executive officers, and “AGAINST” the stockholder proposal regarding a strategic alternatives process for the NewGen business. With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote your shares as recommended by the Board or, if no recommendation is given, using their own discretion.
“Street Name” Stockholders
If your shares are held in a stock brokerage account or by a bank (known as holding shares in “street name”), you have the right to instruct your broker or bank how to vote your shares, and the broker or bank is required to vote in accordance with your instructions. To provide those instructions by mail, please complete, sign, date, and return your voting instruction card in the postage-paid envelope provided by your broker or bank. Alternatively, if the broker or bank that holds your shares offers online or telephone voting, you will receive information from your broker or bank about how to submit your voting instructions by those methods. You may also vote virtually at the Annual Meeting, but only if you obtain a “legal proxy” from the broker or bank that holds your shares.
If you are a street name stockholder and you do not instruct your broker or bank how to vote, your broker or bank is not permitted to vote your shares on non-routine matters (known as a “broker non-vote”) including the election of directors, the say-on-pay advisory vote and the stockholder proposal. Broker non-votes will count for purposes of determining if a quorum is present but will have no effect on the outcome of the election of directors, the say-on-pay advisory vote or the stockholder proposal. Your broker will, however, have discretionary authority to vote your shares on routine matters. The only routine matter presented at the Annual Meeting is the ratification of the appointment of RSM US LLP as the Company’s independent auditors for the fiscal year ending December 31, 2023.
Changing Your Vote
If you are a stockholder of record, you may change your vote by submitting another proxy by telephone or online, by mailing another properly signed proxy card bearing a later date than your original one, or by attending the Annual Meeting and casting your vote virtually. You also may revoke a proxy that you previously provided by delivering timely written notice of revocation of your proxy to our Corporate Secretary at 5201 Interchange Way, Louisville, Kentucky 40229.
If you hold your shares in street name and you wish to change or revoke your voting instructions, you will need to follow the instructions in the materials your broker or bank provided to you.
No Dissenters’ Rights of Appraisal
None of Delaware law (the state of incorporation of Turning Point Brands, Inc.), our certificate of incorporation, as amended, or our bylaws, as amended, provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at the Annual Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their share(s).

OUR BOARD AND CORPORATE GOVERNANCE
Board of Directors
In accordance with our certificate of incorporation and bylaws, the number of directors on the Board is determined from time to time by vote of the Board. Our Board is currently comprised of nine members. In October 2022, our former President and Chief Executive Officer (“CEO”), Yavor Efremov resigned from his position with the Company and as a member of our Board. As a part of this transition, the Board appointed Graham Purdy to the role of President and CEO and likewise appointed him as a director in place of Mr. Efremov. Mr. Purdy will be nominated for election as a director at the Annual Meeting along with the remainder of our current Board members except for Ms. Grazioli-Venier, who is not seeking re-election.
Current Director Biographies
David Glazek. David Glazek was appointed Executive Chair of the Board in January 2023. Mr. Glazek served as a director of the Company since November 2012, as our Lead Independent Director from January 2018 until September 2019, and as our non-executive Chair from September 2019 until his appointment as Executive Chair. Mr. Glazek was a Partner and Portfolio Manager of Standard General L.P., from 2008 to 2023, and an investment banker at Lazard Frères & Co. from 2000 to 2003 and from 2006 to 2008. He has also worked at the Blackstone Group. Throughout his career he has served on numerous public and private company boards of directors. In addition, he is an Adjunct Professor at Columbia Business School. Mr. Glazek holds a Bachelor of Arts from the University of Michigan and a J.D. from Columbia Law School.
We believe Mr. Glazek is well-qualified to continue to serve as a director of the Company because of his extensive experience overseeing operations for public and private companies, as well as his deep capital markets, legal, transactional, and governance expertise.
Graham A. Purdy. Graham A. Purdy was appointed Chief Executive Officer in October of 2022. Prior to his appointment as CEO, Mr. Purdy served as Chief Operating Officer from 2019 until his appointment to Chief Executive Officer. Since joining TPB in 2004, Mr. Purdy has held various leadership positions, including President of the New Ventures Division and Senior Vice-President Sales. During his tenure, Mr. Purdy oversaw two of the Company’s highly successful brand extensions, rolling out Zig-Zag Cigar Wraps and Stoker’s MST. In addition, he built a highly effective sales organization driven by an industry-leading performance management system, strategically positioned a number of highly successful new products, and led the integration of many of the Company’s most important strategic initiatives. Before joining TPB, Graham spent seven years at Philip Morris, USA, where he served in senior sales and sales management positions. Graham holds an A.B. from California State University, Chico.
We believe Mr. Purdy is well-qualified to continue to serve as a director of the Company because of his nearly 20 years with the Company, primarily in leadership roles. In addition, as former Chief Operating Officer, Mr. Purdy provides valuable insight to the Board on our strategic direction. Mr. Purdy also has relevant industry experience having previously held a position in sales at a large tobacco company, which provides the Board with additional valuable insight into the industry, in general, and the Company, in particular.
Gregory H. A. Baxter. Gregory H. A. Baxter has served as a director of the Company since April 2006. In 2015, Mr. Baxter was elected as a director of Standard Diversified Inc. (“SDI”) and served as Executive Chairman of the Board and Interim Chief Executive Officer of SDI until 2020. Mr. Baxter has been an independent corporate finance consultant primarily for middle-market corporations and closely-held businesses since 2005. Previously, from 2003 to 2005, he was Managing Director and Head, Hedge Fund Sales and Marketing at Diaz & Altschul Capital Management, where his primary focus was bringing its investment products to prospective corporate and institutional clients. He was also a member of the Investment Committee. Immediately before joining Diaz & Altschul, he was Managing Director and Head of Generalist/Cross-Border Mergers & Acquisitions at SG Cowen Securities Corporation, the U.S. investment bank of French bank, Société Générale from 2000 to 2002. There, he re-established the cross-border effort and worked globally in industries such as food, retail, consumer products, transportation and oil and gas. He was also a member of the SG Cowen Fairness Opinion Review Committee. Before SG Cowen, he was at Rothschild Inc. for almost six years, from 1994 to 2000, where he specialized in advising on industrial/engineering companies, including automotive, domestic and cross-border mergers, acquisitions and divestitures. He was also a founding member of SW Capital, an M&A boutique that specialized in middle-market transactions for Fortune 500 companies. Before that, he was a Vice President of Irving Trust Company’s Corporate Financial Counseling Department, providing M&A and other corporate finance advice to the bank’s clients. Mr. Baxter holds a Bachelor of Arts from the University of Victoria in Canada and a Master of Business Administration from the Ivey Business School in London, Canada.
We believe Mr. Baxter is well-qualified to continue to serve as a director of the Company because of his significant experience as a financial consultant and his experience with corporate investments, mergers and acquisitions.
H. C. Charles Diao. H. C. Charles Diao has served as a director of the Company since November 2012. Mr. Diao is Managing Director at Diao & Co. LLC which provides financial advisory services to corporate clients and is also a private investor. Mr. Diao serves on the board of directors of Griffon Corporation (NYSE: GFF) and has been a member of its Finance Committee since February 2022. Mr. Diao also serves on the board of directors of Synechron Holdings Inc. and as Chairman of its Nominating and Governance Committee since April 2022. Until July 2021, Mr. Diao served as Senior Vice President of Finance, Corporate Development and Corporate Treasurer of DXC Technology Company, and previously Vice President and Corporate Treasurer of its predecessor, Computer Science Corp since 2012, with responsibility for and management of global treasury operations, corporate finance and capital markets, corporate development and M&A, pension plans and risk management/insurance. From 2008 to 2012, Mr. Diao was Managing Director and founder of Diao & Co., LLC, a firm that provided M&A and financial advisory services to corporate clients, and the Chief Investment Officer of Diao Capital Management LLC, an affiliate that managed alternative investments on behalf of institutional family offices. Until 2008, Mr. Diao was formerly a Senior Managing Director at Bear Stearns where he was the Group Head for Special Situations Credit, a partner within the firm’s TMT investment banking practice and a member of the firm’s Investment Banking Committee and IPO Committee. Mr. Diao served as a member of the board of directors of Media General Inc. (NYSE: MEG), the successor via merger to New Young Broadcasting Holdings Inc., from 2012 until 2017. He was Chairman of its Nominating and Governance Committee and a member of its Audit and Finance Committees. He holds a B.S.E. from Princeton University and a Master of Business Administration from Harvard Business School.
We believe Mr. Diao is well-qualified to continue to serve as a director of the Company because of his prior directorships and senior management experience, as well as his corporate leadership, financial and operational management experience.
Ashley Davis Frushone. Ashley Davis Frushone has served as a director of the Company since September 2018 and has served as our Lead Independent Director since January 2023. Ms. Davis is a founding partner of West Front Strategies LLC, established in January 2015. West Front Strategies LLC is a government relations firm that services clients in the education, financial services, transportation, tax, technology, international trade, energy, homeland security, healthcare, arts, and philanthropy sectors. From 2003 to 2014, Ms. Davis was the Managing Principal at Blank Rome Government Relations, a subsidiary of Blank Rome LLP, a government relations business. Prior to Blank Rome, Ms. Davis worked at the White House as Special Assistant to the Director of Homeland Security and as Deputy Director of Management and Administration from 2001 to 2003. From 1999 to 2000, Ms. Davis served in various roles during the Bush/Cheney presidential campaign. From 1997 to 2000, Ms. Davis was a Senior Associate at Greenelee Partners, a government affairs firm. Ms. Davis holds a Bachelor of Arts from Westminster College, where she also serves on the Board of Trustees, and a Master of International Business from Esade Business School in Spain, the McDonough School of Business at Georgetown University, and Fundação Getulio Varga in Brazil.
We believe Ms. Davis is well-qualified to continue to serve as a director of the Company because of her extensive experience in government relations work, both in and outside of the industry.
Assia Grazioli-Venier. Ms. Grazioli-Venier has been a director of the Company since March 2021. Ms. Grazioli-Venier is a founding partner of Muse Capital, established in 2016. Muse Capital is a seed-stage consumer fund, focused on investments in the future of motherhood/parenting, online education, telehealth and wellness, fintech, media and entertainment ventures. From 2006 to 2008, Ms. Grazioli-Venier served as Creator and Head of TV, Radio & Digital for Ministry of Sound, one of the leading music brands/record labels in Europe, which later sold to Warner Music. In 2010, she joined Spotify, where she advised on global strategic initiatives and business expansion efforts for over five years. Ms. Grazioli-Venier has served on a number of company boards in both the for-profit and non-profit sectors, including Northzone, one of Europe’s leading technology investment partnerships whose portfolio includes Spotify and Kahoot; the Sports Leadership Board, a women’s leadership board composed of female executives from the sports, media, and technology industries; the publicly-listed Juventus Football Club (JUVE.MI) since 2012, where she is the first female and youngest board member to serve in such a role in the 120-year history of the club; the Marquee Raine Acquisition Corp SPAC, which focuses on acquisitions in the sports and entertainment space; AllRaise, which focuses on economic empowerment; and Impact46, an innovative social impact firm. Ms. Grazioli-Venier holds a Bachelor of Arts with Honors from Barnard College and completed the London Business School’s Emerging Leaders Programme.
We believe Ms. Grazioli-Venier is well-qualified to serve as a director of the Company because of her extensive experience in marketing and innovation in consumer brands, coupled with her background in strategic investments and partnerships and focus on diversity and social impacts. Ms. Grazioli-Venier is not seeking re-election at the Annual Meeting.
Stephen Usher. Mr. Usher has been a director of the Company since March 2021. Mr. Usher is a Managing Director and Head of Distribution at Lafayette Square overseeing the business development activities across all the firm’s investment products. Prior to joining Lafayette, Mr. Usher was a partner at Standard General, an investment firm that manages event driven opportunity funds. He was formerly a Founding Partner of Serengeti Asset Management. Mr. Usher worked at Goldman Sachs (“Goldman”) from 1996 to 2005, during which time he built out Goldman’s European bank loan sales and sourcing effort in London and worked for Goldman’s distressed bank loan and bond sales and trading group in New York. He began his career at Citibank’s leveraged loan sales group. Mr. Usher currently serves on the board of directors of Mount Logan Capital (MLC.NE). He has served on several not-for-profit boards and is currently a member of the board of directors of The Harlem School of the Arts. He holds a Bachelor of Arts from Wesleyan University in Middletown, CT, where he is currently a member of the President’s Council.
We believe Mr. Usher is well-qualified to continue to serve as director of the Company because of his extensive experience in business development, which will help the Company with strategic decisions and decision-making.
Lawrence S. Wexler. Mr. Wexler previously served as our President and CEO from June 2009 until his retirement in January 2022, and as President and Chief Operating Officer of North Atlantic Trading Company, Inc. (“NATC”), our primary operating subsidiary, since June 2006. Before June 2006, Mr. Wexler had been the Chief Operating Officer of NATC since June 2005, and before that, the President and Chief Operating Officer of one of our other subsidiaries beginning December 2003. Mr. Wexler was a consultant to a number of emerging marketing, communication and financial companies, advising them on financial, marketing and strategic matters, at times in an operating role from 1998 to 2003. From 1977 to 1998, he was employed by Philip Morris, USA in various positions in the Sales, Marketing and Finance Departments. As Group Director, Discount Brands, his group introduced the Basic and Alpine brands. He served as Senior Vice President of Marketing from 1992 to 1993 and Senior Vice President Finance, Planning and Information Services from 1993 until his departure in 1998. Mr. Wexler also serves as a strategic advisor to The Velour Group LLC, a Michigan-based boutique private equity firm engaged in the hands-on incubation of startups, including consumer goods, nutraceuticals, and cannabis. He is also on the advisory board of EDM Snacking, a consumer products company focused on tortilla chips. Mr. Wexler remains on the board of the Tobacco Merchants’ Association as Director Emeritus. Mr. Wexler holds a Bachelor of Science in administrative science from Yale University and a Master of Business Administration from Stanford University.
We believe Mr. Wexler is well-qualified to continue to serve as a director of the Company because of his many years of experience at the Company and his prior leadership positions at other companies, both within and outside of our industry. In addition, as former Chief Executive Officer, Mr. Wexler provides valuable insight to the Board on management performance and strategic planning.
Arnold Zimmerman. Arnold Zimmerman has served as a director of the Company since January 2013. Since 2007, he has been President of Catchers Mitt LLC, a marketing consulting company focused on personal care products. From 2002 to 2007, Mr. Zimmerman was the Chairman and Chief Executive Officer of 291 Digital LLC, a graphics imaging and printing company, and from 1999 to 2002 he was Chairman, President and Chief Executive Officer of AM Products Company. He has also held senior executive positions at Revlon-North America and the L’Oreal Retail Hair Products Division from 1967 to 1992. Mr. Zimmerman holds a Bachelor of Arts from the University of Miami.

We believe Mr. Zimmerman is well-qualified to continue to serve as a director of the Company because of his significant directorship experience and experiences leading a number of consumer product companies.
Director Nominee Biography
Rohith Reddy. Mr. Reddy has been Vice President and Managing Director On-Premise at Bacardi Limited/U.S.A., Inc. (“Bacardi”) since 2022. Bacardi is one of the largest privately held, family-owned spirits companies in the world with a portfolio of more than two hundred brands and labels. Prior to his current position, Mr. Reddy served in several marketing-related roles since joining the company in 2011, including leadership roles on brands such as Bacardi rum, Grey Goose vodka, Patron tequila and Bombay Sapphire gin. Prior to his time at Bacardi, Mr. Reddy held the role of Senior Vice President, Group Account Director at Cavalry, an integrated advertising agency based in Chicago, working on brands such as MillerCoors. He also spent four years in Brand Management at Pabst Brewing Company from 2006 to 2011, where he oversaw the resurgence of several iconic beer brands. Prior to that, he served as Account Supervisor at both Energy BBDO and Leo Burnett. While at Leo Burnett, Mr. Reddy worked on brands such as Kraft and Marlboro. Mr. Reddy received a Bachelor of Science in microbiology from the University of Michigan and a Master of Business Administration in international business strategy from the University of Manchester.
We believe Mr. Reddy is well-qualified to serve as a director of the Company because of his extensive experience in marketing and brand management of goods focused on adult consumers which will provide the Board with additional experience and insight from an adjacent industry.
Board Diversity
Although the Company does not have a formal policy governing diversity among directors, our Board strives to identify candidates with diverse backgrounds. Our Board recognizes the value of overall diversity and considers members’ and candidates’ opinions, perspectives, personal and professional experiences, and backgrounds, including gender, race, ethnicity, and country of origin. We believe the judgment and perspectives offered by a diverse board of directors improves the quality of decision-making and enhances the Company’s business performance. A majority of our directors self identify as women or people of color. Such diversity can help the Board respond more effectively to the needs of customers, shareholders, employees, suppliers, and other stakeholders.
Meetings of the Board of Directors
The Board met on eight occasions during our fiscal year ended December 31, 2022, and each incumbent director attended all meetings of the Board and its committees on which such director served during the director’s period of service. Each member of the Board attended the Company’s 2022 annual meeting of stockholders, and the Company expects all members of the Board to attend the Annual Meeting. Executive sessions of non-employee directors, without management directors or employees present, are typically scheduled in conjunction with each regularly scheduled Board meeting. Ms. Davis, our Lead Independent Director of the Board, presides over these sessions. During 2022, there were four executive sessions.
Corporate Governance
Board Leadership Structure
Our Board oversees the management of the Company, reviews our long-term strategic plans and exercises direct decision-making authority in key areas such as choosing the Chair, as well as the Chief Executive Officer, setting the scope of such officers’ authority to manage our business day-to-day, and evaluating his or her performance. David Glazek currently serves as Executive Chair of the Board.
Our Board believes that there is no single organizational model that would be most effective in all circumstances and that it is in the best interests of the Company and its stockholders for the Board to retain the authority to modify its leadership structure to best address the Company’s circumstances from time to time. This allows the Board to review its leadership structure periodically, including when the Company experiences a leadership transition.
Historically, we maintained a Board leadership structure that separated the CEO and Chair roles and relied on an independent, non-executive chair to provide oversight to management. In connection with Mr. Purdy’s election as CEO of the Company in November 2022, the Board re-assessed its leadership structure and determined that while it was appropriate to maintain separate CEO and Chair roles, Mr. Glazek should be appointed Executive Chair as he was best situated to assist the Company with the leadership transition and provide more hands-on oversight of the Company and its new CEO on behalf of the Board.
Recognizing the importance of ensuring independent oversight of the Board by a non-executive, in connection with Mr. Glazek’s appointment as Executive Chair, the Board appointed Ms. Davis as Lead Independent Director in accordance with our corporate governance guidelines which may be found on our website, https://www.turningpointbrands.com/investor-relations/governance/. The Lead Independent Director’s primary responsibilities include (i) presiding over executive sessions of independent directors; (ii) calling meetings of the independent directors; (iii) developing and approving, together with the Executive Chair, the agenda for Board meetings; (iv) serving as liaison between the Executive Chair and CEO, on the one hand, and the independent directors, on the other hand; and (v) performing such other duties that are requested by the Board. The Lead Independent Director is also available for discussions with the Company’s stockholders.
In addition to the role that the Lead Independent Director has with regard to the Board, the chair of each of the three independent committees of the Board (Audit Committee, Compensation Committee and Nominating and Environmental, Social and Governance (“ESG”) Committee) and each individual director is responsible for helping to ensure that meeting agendas are appropriate and that sufficient time and information are available to address issues that the directors believe are significant and warrant their attention. Each director has the opportunity and ability to request agenda items, information and additional meetings of the Board or of the independent directors.
Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Vacancies and newly created directorships on the Board may be filled at any time by vote of the remaining directors.
Under our certificate of incorporation, for so long as we or one of our subsidiaries is party to certain distribution agreements with Republic Technology International SAS (“RTI”), no person who is an RTI competitor (as defined in our certificate of incorporation) or who is an officer, director or representative of a RTI competitor or any entity that owns more than a 20% equity interest in a RTI competitor will be entitled to serve on the Board. We may require that any director or nominee for director certify that he or she is not disqualified from service on the Board pursuant to these provisions, and the Board is authorized to make such reasonable determinations as shall be necessary to implement the above limitation.
Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. The Company faces a number of risks, including but not limited to, economic, environmental, social and regulatory risks, and others such as the impact of competition and cybersecurity. While management is responsible for the day-to-day management of risks the Company faces, the Board, as a whole and through its committees, is responsible for overseeing the Company’s risk management strategies, including determining whether the risk management processes designed by management are adequate and functioning as intended.
The Board believes that establishing the right “tone at the top” and full and open communications between management and the Board are essential for effective risk management and oversight. The Board is informed about risk management matters as part of its role in the general oversight and approval of corporate matters. The Board gives guidance to the Company’s management on the risks it believes the Company faces, such as the matters disclosed as risk factors in the Company’s Annual Report on Form 10-K. The Board also receives regular updates on information technology risks. The Company’s information security programs are also subject to regular external audits.
Through the Audit Committee’s charter, the Board has authorized the Audit Committee to oversee the Company’s risk assessment and risk management policies, including responsibility for technology related risks. The Audit Committee, in fulfilling its oversight responsibilities, regularly and comprehensively (i) reviews and discusses with management and the independent auditor any significant risks or exposures and assesses the steps management has taken to minimize such risks, (ii) discusses with management and the independent auditor, and oversees the Company’s underlying policies with respect to risk assessment and risk management, and (iii) reviews and discusses with the independent auditor any significant risks identified during the auditor’s risk assessment procedures.

Through the Compensation Committee’s charter, the Board has authorized the Compensation Committee to oversee officer compensation programs. The Compensation Committee, in fulfilling its oversight responsibilities, designs the compensation packages applicable to the Company’s executive officers. The Compensation Committee also consults with management on the payments of bonuses and grants of equity awards to key employees.
The Audit Committee and the Compensation Committee jointly perform an annual risk assessment of our compensation programs for all employees to determine whether these programs encourage unnecessary or excessive risk taking. In conducting this review, each of our compensation programs is evaluated on a number of criteria aimed at identifying any incentive programs that deviate from our risk management objectives. Based on this review in 2022, the committees concluded that we have the right combination of rewards and incentives to drive company performance, without encouraging unnecessary or excessive risk taking by our employees.
The Board’s oversight roles, including the roles of the Audit Committee and the Compensation Committee, combined with the leadership structure of the Board, allow the Board to effectively administer risk management policies while also effectively and efficiently addressing Company objectives.
Director Independence
Our Board has determined that, Mr. Diao, Ms. Davis, Mr. Usher and Mr. Zimmerman are, Ms. Grazioli-Venier was during her tenure on the Board, and Mr. Reddy will be, “independent directors” under applicable NYSE and U.S. Securities & Exchange (“SEC”) rules and the Company’s Corporate Governance guidelines. The Board believes that these directors are also “independent” as that term is defined in the Exchange Act and the rules thereunder. Prior to his appointment as Executive Chair, Mr. Glazek served as an independent member of the Board.
Committees of the Board
Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and ESG Committee. Under the rules of NYSE, the Audit Committee is required to consist entirely of independent directors based on enhanced criterion for Audit Committee member independence under NYSE and SEC rules. In addition, under applicable NYSE and SEC rules, our Compensation Committee and Nominating and ESG Committee are required to consist entirely of independent directors.
The Board also forms special committees and subcommittees from time to time.
The following is a brief description of our standing Board committees.
Audit Committee
During 2022, our Audit Committee was composed of Mr. Diao, Ms. Davis, Ms. Grazioli-Venier, and Mr. Zimmerman, each of whom continues to sit on the committee. The Board intends on re-assessing the Audit Committee composition after the Annual Meeting as a result of Ms. Grazioli-Venier’s decision not to stand for re-election. Each of the committee’s members satisfies the financial literacy requirements under the applicable rules and regulations of the SEC and the listing standards of the NYSE. Mr. Diao serves as chair of the Audit Committee. The Board has determined that Mr. Diao qualifies as an “audit committee financial expert” as such term is defined under applicable rules of the SEC. The Audit Committee also satisfies (and in 2022 satisfied) the member independence and other requirements under current NYSE listing standards and SEC rules. Our Audit Committee, among other things, is responsible for:
•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	the quality and integrity of our financial statements, our financial reporting process and our systems of internal accounting and financial records;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing our policies on risk assessment and risk management;
•	the performance of our internal audit function;
•	reviewing related party transactions;
•	preparing the audit committee report for inclusion in the annual proxy statement; and
•
approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the NYSE. Our Audit Committee charter may be found at our website, www.turningpointbrands.com, in the “Investor Relations” section. The Audit Committee met six times during 2022.
Compensation Committee
For most of 2022, our Compensation Committee was composed of Mr. Glazek, Mr. Usher and Mr. Zimmerman. Mr. Glazek, who chaired the committee prior to the announcement of his appointment as Executive Chair, left the committee upon the October 2022 announcement of his transition to the role of Executive Chair and was replaced by Mr. Diao as a committee member and Mr. Usher as Chair of the committee. Each of the current members of the Compensation Committee (and Mr. Glazek while he was serving on the Compensation Committee) satisfies or satisfied, as applicable, the member independence requirements under current NYSE listing standards and SEC rules.
Our Compensation Committee, among other things, is responsible for:
•	reviewing, approving and determining, or making recommendations to our Board regarding, the compensation of our executive officers;
•	administering our equity compensation plans;
•	reviewing, approving and making recommendations to our Board regarding incentive compensation and equity compensation plans; and
•	establishing and reviewing general policies relating to compensation and benefits of our employees.
Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the NYSE. Our Compensation Committee charter may be found at our website, www.turningpointbrands.com, in the “Investor Relations” section. The Compensation Committee met two times during 2022 and acted by unanimous written consent five times.
Nominating and ESG Committee
Our Nominating and ESG Committee is composed of Ms. Davis and Mr. Diao. Ms. Davis serves as the Nominating and ESG Committee chair. The Nominating and ESG Committee satisfies the member independence requirements under current NYSE listing standards and SEC rules. Our Nominating and ESG Committee is, among other things, responsible for:
•	identifying, evaluating and selecting, or making recommendations to our Board regarding, nominees for election to our Board and its committees;
•	evaluating the performance of our Board and of individual directors;
•	considering and making recommendations to our Board regarding the composition of our Board and its committees;
•	reviewing developments in corporate governance practices;
•	reviewing and recommending to the Board for approval any changes in the compensation of directors;
•	evaluating the adequacy of our corporate governance practices and reporting;

•	developing and making recommendations to our Board regarding corporate governance guidelines and matters; and
•	overseeing environmental and social matters as they pertain to the Company’s business and long-term strategy.
Our Nominating and ESG Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the NYSE. Our Nominating and ESG Committee charter may be found at our website, www.turningpointbrands.com, in the “Investor Relations” section. The Nominating and ESG Committee met one time during 2022.
Consideration of Candidates for Director
The Nominating and ESG Committee may identify potential candidates for nomination as a director using a variety of sources, including recommendations from current Board members, our management, stockholders or contacts in communities served by the Company, or by conducting a formal search using an outside search firm selected and engaged by the Nominating and ESG Committee.
Any stockholder wishing to submit a candidate for consideration should send the Corporate Secretary, at 5201 Interchange Way, Louisville, Kentucky 40229, the information detailed in Section 1.4 of our bylaws, which includes, among other items, the name of the candidate, age, contact information, present principal occupation or employment, qualifications and skills, background, last five years’ employment and business experience, a description of current or previous service as director of any corporation or organization, other relevant biographical information, the nominee’s consent to service on the Board, and all other information relating to such person as would be required to be disclosed in solicitations of proxies under Regulation 14A of the Exchange Act as well as any other information required under the Company’s bylaws. A stockholder nominee will be requested to complete a detailed questionnaire in the form that current directors and officers complete.
The Nominating and ESG Committee seeks to achieve a balance of knowledge, experience, diversity and capability on the Board, and in assessing nominees, considers such factors as it deems in the best interest of the Company and its stockholders. Though diversity is not defined in the Company’s Corporate Governance Guidelines or in the Nominating and ESG Committee’s charter, each of which can be found at our website, www.turningpointbrands.com, in the “Investor Relations” section, diversity is broadly interpreted by the Board to include viewpoints, background, experience, industry knowledge and geography, as well as more traditional characteristics of diversity, such as race and gender. The manner in which the Nominating and ESG Committee evaluates a potential nominee will not differ based on whether the nominee is recommended by a stockholder of the Company.
Oversight of Environmental, Social and Governance
The Nominating and ESG Committee oversees the environmental and social matters as they pertain to the Company’s business and long-term strategy and identifies and brings to the attention of the Board current and emerging trends and issues impacting the business operations, performance and public image of the Company. The Nominating and ESG Committee meets regularly with a designated employee to oversee Company strategy and implementation of efforts related to environmental, social and governance factors. Further information related to the Company’s ESG programs can be found at our website, www.turningpointbrands.com, in the “ESG” section.
Compensation of Directors
As described more fully below, the following table summarizes the total compensation earned for fiscal year 2022 for each of the non-employee directors.
During 2022, our non-employee directors (other than Mr. Glazek) received an annual cash retainer of $80,000 and RSUs with an award value of $70,000 which vest one year from the grant date, for each director serving on the board, with the exception of those serving on the Audit Committee. Audit Committee members received a $90,000 annual cash retainer ($112,500 for the Audit Committee Chair) and RSUs with an award value of $60,000 ($37,500 for the Audit Committee Chair) which vest one year from the grant date. Upon appointment as Lead Independent Director, Ms. Davis began receiving an annual cash retainer of $25,000 in addition to the $90,000 annual cash retainer she receives as a member of the Audit Committee. No meeting fees are paid separately. Mr. Glazek did not receive any cash or equity retainer for his Board service during 2022. Mr. Glazek’s compensation in respect of his Executive Chair role, which became effective in 2023, is discussed in the CD&A.
The following table summarizes information about director compensation for the year ended December 31, 2022. Mr. Glazek did not receive any compensation from us for serving on the Board in 2022. Mr. Wexler retired as Chief Executive Officer on January 11, 2022, and his compensation in respect of 2022 is shown in the Summary Compensation Table for 2022.
Name	Fees earned or paid in cash ($)	Fees earned or paid in RSUs ($)	Total ($)
Gregory H. A. Baxter(1)	80,000	70,000	150,000
H. C. Charles Diao(2)	112,500	37,500	150,000
Ashley D. Frushone(3)	95,242	60,000	155,242
Assia Grazioli-Venier(4)	90,000	60,000	150,000
Stephen Usher(5)	80,000	70,000	150,000
Arnold Zimmerman(6)	90,000	60,000	150,000
(1)	Mr. Baxter received $80,000 cash and 2,231 RSUs valued at $70,000, composed of Board member fees.
(2)	Mr. Diao received $112,500 cash and 1,195 RSUs valued at $37,500, composed of Board member fees and Audit Committee chair fees.
(3)	Ms. Davis received $95,242 cash and 1,912 RSUs valued at $60,000, composed of Board member fees, Audit Committee fees and Lead Independent Director fees.
(4)	Ms. Grazioli-Venier received $90,000 cash and 1,912 RSUs valued at $60,000, composed of Board member fees and Audit Committee fees.
(5)	Mr. Usher received $80,000 cash and 2,231 RSUs valued at $70,000, composed of Board member fees.
(6)	Mr. Zimmerman received $90,000 cash and 1,912 RSUs valued at $60,000, composed of Board member fees and Audit Committee fees.
Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors and employees, including our executive officers. A copy of the Code of Business Conduct and Ethics is available on our website at www.turningpointbrands.com in the “Investor Relations” section. We intend to disclose on our website any amendments to our Code of Business Conduct and Ethics, or waivers of its requirements that apply to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions.
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including, the size and composition of the Board, Board membership criteria and director qualifications, director responsibilities, meetings of independent directors, committee responsibilities and assignments, Board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, and evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is available on our website at www.turningpointbrands.com in the “Investor Relations” section.
Hedging and Pledging Policy
The Company’s Securities Trading Policy prohibits insiders (as defined in the policy) from pledging securities issued by the Company as collateral for a loan without the consent of the chair of the Audit Committee. In addition, the Securities Trading Policy prohibits insiders from purchasing the Company’s common stock on margin, short-selling the Company’s common stock, or buying or selling put and call options on the Company’s common stock.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT
The tables below set forth certain information regarding the beneficial ownership of our common stock by:
•	Each person or entity known to us who beneficially owns five percent or more of the common stock;
•	Each of our directors and named executive officers; and
•	All of our directors and executive officers as a group.
Other than with respect to the common stock beneficially owned by beneficial owners of more than 5% of our issued and outstanding common stock, the table below states beneficial ownership as of March 17, 2023. As of March 17, 2023, 17,583,786 shares of common stock were issued and outstanding. The amounts and percentages of common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Included in the amount of common stock beneficially owned are shares of common stock subject to exercisable options or options that will become exercisable within 60 days of March 17, 2023. The calculation of the percent owned by each person assumes that all vested options or options vesting within 60 days of March 17, 2023, if any, held by such person have been exercised. The calculation of percent owned by all directors and executive officers as a group assumes that all vested options beneficially held by them have been exercised.
Turning Point Brands, Inc.
Name of Beneficial Holder(1)	Position or Title of Beneficial Holder	Shares Beneficially Owned	Percentage of Share Beneficially Owned
Thrivent Financial for Lutherans(2)	Principal Stockholder	1,673,633	9.5%
BlackRock, Inc.(3)	Principal Stockholder	1,444,337	8.2%
ArrowMark Colorado Holdings, LLC(4)	Principal Stockholder	1,156,704	6.6%
The Vanguard Group(5)	Principal Stockholder	1,096,192	6.2%
FMR LLC(6)	Principal Stockholder	965,274	5.5%
ETF Managers Group LLC(7)	Principal Stockholder	915,335	5.2%
Graham A. Purdy(8)(9)	President & Chief Executive Officer, Director	190,162	1.1%
Brittani N. Cushman(10)	Senior Vice President, General Counsel and Secretary	52,828	*
Yavor Efremov(11)	Former President and Chief Executive Officer	—	*
Luis Reformina(12)	Senior Vice President, Chief Financial Officer	42,230	*
Gregory H.A. Baxter(13)	Director	51,728	*
H. C. Charles Diao(14)	Director	7,672	*
David Glazek	Director	23,973	*
Assia Grazioli-Venier(15)	Director	2,550	*
Stephen Usher(16)	Director	3,776	*
Ashley D. Frushone(17)	Director	2,976	*
Lawrence S. Wexler(18)	Director	476,223	2.7%
Arnold Zimmerman(19)	Director	62,783	*

Directors and Executive Officers as a Group (11 persons)(20)		926,393	5.2%
*	Indicates less than 1%
(1)	Unless otherwise noted, the address for the persons listed in this column is 5201 Interchange Way Louisville, Kentucky 40229.

(2)
This information is based solely on Amendment No. 4 to Schedule 13G filed with the SEC on February 13, 2023. The address for Thrivent Financial for Lutherans is 901 Marquette Avenue, Suite 2500, Minneapolis, MN 55402.

(3)	This information is based solely on Amendment No. 1 to Schedule 13G filed with the SEC on February 3, 2023. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(4)
This information is based solely on the Schedule 13G filed with the SEC on February 14, 2023. The address for ArrowMark Colorado Holdings, LLC is 100 Fillmore Street, Suite 325, Denver, Colorado 80206.

(5)	This information is based solely on the Schedule 13G filed with the SEC on February 9, 2023. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(6)	This information is based solely on the Schedule 13G filed with the SEC on February 9, 2023. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(7)	This information is based solely on Amendment No. 1 to Schedule 13G filed with the SEC on August 9, 2021. The address for ETF Managers Group LLC is 30 Maple Street, Suite 2, Summit, NJ 07091.
(8)	Mr. Purdy became President & Chief Executive Officer effective October 16, 2022.
(9)	Includes 45,816 shares subject to exercisable stock options.
(10)	Includes 46,030 shares subject to exercisable stock options.
(11)	Mr. Efremov resigned as Chief Executive Officer and President and from the Board of Directors on October 15, 2022.
(12)	Includes 41,580 shares subject to exercisable stock options.
(13)	Includes 14,344 shares subject to exercisable stock options and 2,231 restricted stock units that vest within 60 days.
(14)	Includes 1,195 restricted stock units that vest within 60 days.
(15)	Includes 1,912 restricted stock units that vest within 60 days.
(16)	Includes 2,231 restricted stock units that vest within 60 days.
(17)	Includes 1,912 restricted stock units that vest within 60 days.
(18)	Includes 114,326 shares subject to exercisable stock options. Mr. Wexler retired as Chief Executive Officer, effective January 10, 2022, and continues to serve on the Board following his retirement.
(19)	Includes 59,857 shares held by the Arnold Zimmerman Revocable Trust of which Mr. Zimmerman is the trustee and 1,912 restricted stock units that vest within 60 days.
(20)	Includes 269,886 shares subject to exercisable stock options and 11,393 restricted stock units that vest within 60 days.

EXECUTIVE COMPENSATION
Compensation, Discussion & Analysis
This compensation, discussion and analysis (this “CD&A”) addresses our executive compensation program for our “named executive officers” identified below.
Our named executive officers for 2022 were:
•	Graham A. Purdy, our President & Chief Executive Officer;
•	Luis Reformina, our Senior Vice President & Chief Financial Officer;
•	Brittani N. Cushman, our Senior Vice President, General Counsel and Secretary;
•	Yavor Efremov, our former President & Chief Executive Officer; and
•	Lawrence S. Wexler, our former President & Chief Executive Officer
Mr. Wexler retired as President and Chief Executive Officer of the Company, effective January 10, 2022. On January 11, 2022, the Board appointed Mr. Yavor Efremov as President and Chief Executive Officer of the Company. Mr. Yavor Efremov stepped down as President and Chief Executive Officer, effective as of October 15, 2022. Mr. Efremov’s separation of employment constituted a termination without cause under his employment agreement. The Board appointed Mr. Graham A. Purdy as President and Chief Executive Officer of the Company effective as of October 17, 2022. In January of 2023, David Glazek was appointed as Executive Chair of the Company.
Executive Compensation Objectives and Philosophy
One objective of our executive compensation program is to attract and retain qualified, energetic employees who are enthusiastic about our mission and culture. A further objective is to provide incentives and reward each senior executive for his or her contribution to our growth and operating and financial improvement. In addition, we strive to (i) promote an ownership mentality among key leadership executives, (ii) design compensation to appropriately balance risk and reward in the context of the Company’s business environment and long-range business plans, and (iii) be responsive to the Company’s succession planning objectives.
Elements of Executive Compensation
Elements of executive compensation include: salary, annual cash bonus, equity-based compensation, and other benefits, such as welfare benefits, a Company match to our 401(k) defined contribution plan (including contributions to our Restoration Plan (discussed below), where applicable) and other retirement benefits. Each of the named executive officers is party to an individual employment agreement with us. Individual elements of compensation and the applicable compensation arrangements are described in more detail below.
Salary
The purpose of providing base salaries is to provide a fixed, baseline level of cash compensation that is designed to compensate the named executive officers for their day-to-day duties and responsibilities. The base salary levels of each of our named executive officers is reviewed by the Compensation Committee on an annual basis. Each current named executive officers’ base salary is set forth below:
Executive Name	2022 Annual Base Salary	2023 Annual Base Salary
Graham A. Purdy	$500,000	$750,000
Luis Reformina	$365,000	$370,475
Brittani N. Cushman	$350,200	$360,706
Yavor Efremov(1)	$750,000	N/A
Lawrence S. Wexler(2)	N/A	N/A
(1)	Mr. Efremov did not receive a base salary for 2023 as a result of his separation of employment with the Company.
(2)	Mr. Wexler retired as President and Chief Executive Officer of the Company effective January 10, 2022 and did not receive an annual base salary for the 2022 calendar year.

Annual Cash Bonus
The purpose of providing an annual cash bonus opportunity is to motivate executive officers to achieve short-term strategic and financial goals and to incentivize individual behavior that is aligned with near-term operations.
Our executive compensation program is designed to reward business success and each executive officer’s contribution to our operating and financial performance. In measuring an executive’s contribution to us, our Board considers our growth and various financial metrics. We also consider an executive’s performance in managing us in light of general economic conditions, as well as specific company, industry and competitive conditions. Our executive officers are eligible to earn an incentive bonus payment under our Management Bonus Program based on the Board’s assessment of our financial performance and individual performance. The incentive bonus compensation paid to the named executive officers in 2023 based on 2022 results was based upon final financial performance as assessed by the Board based upon our audited 2022 financial statements and such officer’s individual performance in 2022.
The Compensation Committee established a target annual bonus opportunity for each executive officer, which is based on a specified percentage of such executive officer’s base salary. Each named executive officer’s target annual bonus for 2022 and actual bonus earned in respect of 2022 results is set forth in the table below:
Executive Name	2022 Target Annual Bonus (% of Base Salary)	2022 Annual Bonus Paid
Graham A. Purdy	75%	$460,178
Luis Reformina	50%	$175,100
Brittani N. Cushman	50%	$182,500
Yavor Efremov	100%	$625,000*
Lawrence S. Wexler	N/A	N/A
Given his retirement in January 2022, no target annual bonus was set for Mr. Wexler for 2022 and he was not paid an annual bonus in respect of 2022.
*	In accordance with the terms of Mr. Efremov’s employment agreement, upon his termination of employment “without cause,” Mr. Efremov was paid a pro-rated target annual bonus for 2022.
Long-Term Equity-Based Compensation
The purpose of providing long-term equity-based compensation is to ensure complete alignment between our executive officers and our stockholders, which is achieved by virtue of the fact that the value ultimately realized by the executive officers from payouts under equity-based compensation programs is directly tied to our stock price when such amount is paid.
In April 2015, we adopted the 2015 Plan. The 2015 Plan authorizes the Compensation Committee to provide equity-based or other incentive-based compensation for the purpose of attracting and retaining directors, employees and certain consultants and providing our directors, employees and such consultants incentives and rewards for superior performance. At the Annual Meeting held in 2021, the Company’s stockholders approved a 2021 Incentive Plan, and no awards will be made under the 2015 Plan going forward.
Historically, executive officers have received long-term equity-based compensation in the form of stock options, time-based restricted stock units and performance-based restricted stock units (“PRSUs”). Stock options have generally vested over a three-year period subject to the executive’s employment with the Company on the applicable vesting date. PRSUs have typically been granted subject to vesting at the end of a five-year performance period, based on the level of achievement of ROIC goals established at the beginning of the applicable performance period. PRSUs offer the named executive officers a financial interest in the Company and serve to retain the named executive officers as the awards vest upon satisfaction of a specific performance measure at a pre-determined time. In determining the grant date value of awards, the Compensation Committee determines a target grant date value for each executive officer, which generally represents a percentage of the executive officer’s base salary.
In March of 2022, the Compensation Committee considered and adopted a new design feature for 2022 equity-based awards. Specifically, 2022 awards were made in the form of stock options, time-based RSUs and PRSUs. The time-based stock options vest over three years while the time-based RSUs will vest over five years beginning in year three. Both are subject to continued employment through the applicable vesting date. The PRSUs will vest based on achievement of cumulative adjusted EBITDA growth targets measured over a five-year period beginning in year three.
During 2022, we granted the following stock options, RSUs and PRSUs to our Named Executive Officers:
Executive Name	Number of PRSUs	Grant Date Value of PRSUs	Number of Stock Options	Grant Date Value of Stock Options	Number of RSUs	Grant Date Value of RSUs
Graham A. Purdy	2,500	$76,150	12,000	$122,760	2,500	$76,150
Luis Reformina	2,000	$60,920	4,000	$40,920	2,000	$60,920
Brittani N. Cushman	2,500	$76,150	8,000	$81,840	2,500	$76,150
Yavor Efremov	3,478	$105,940	22,810	$233,346	3,478	$105,940
Lawrence S. Wexler	3,475	$105,849	N/A	N/A	3,475	$105,849
Other Benefits and Executive Compensation Policies
Welfare Benefits
We provide the named executive officers with health, dental and vision insurance plans, term life and disability insurance. Senior executives may generally elect to participate in these plans on the same basis and terms as all employees.
401(k) Matching Contributions
We provide a company match to the 401(k) defined contribution plan to all eligible employees. For the 2022 and 2021 401(k) plan years, we contributed 4% of the participant’s annual base salary to those eligible salaried employees contributing 4% or greater of their salary. For those eligible salaried employees contributing less than 4% of annual base salary, we matched the contribution by 100%. In each of 2022 and 2021, we also made a discretionary contribution equal to 1% of the participant’s annual base salary to those eligible salaried employees.
Restoration Plan
We adopted a Restoration Plan in 2013 (the “Restoration Plan”) to give parity in benefits to executives with those benefits offered to employees generally via our 401(k) defined contribution plan. The Restoration Plan credits bookkeeping liability accounts for selected executives each year in amounts equal to amounts those executives would otherwise have been credited under the 401(k) plan. The Code allowed only up to $305,000 (in 2022; indexed each year) in total compensation to be considered in allocating contributions to a tax-qualified plan, so credits will be made to the non-qualified Restoration Plan for selected executives on compensation paid above that level, at the same percentage rate as applies to employees generally on pay below that level through the 401(k) plan. Amounts credited to the Restoration Plan grow based on the S&P 500 equity index returns each year. Benefits accrued under the Restoration Plan are not set aside in a trust account and cannot be paid to the covered executive officer until the seventh month after termination of employment, at which time benefits are forfeited if the termination is deemed for “cause.” Notwithstanding the foregoing restriction on acceleration of payment, we may elect, in our sole discretion and without the covered executive’s consent, to pay the balance of an executive’s benefits to the executive in a lump sum at any time so long as the payment results in the termination and liquidation of the executive’s entire account under the Restoration Plan and the payment does not exceed applicable dollar amounts under Code Section 402(g)(1)(B). Each of the named executive officers participates in the Restoration Plan.
Personal Benefits
From time to time, we provide personal benefits to our named executive officers to the extent such benefits are appropriate and aligned with our business objectives. The Company does not provide excessive perquisites or personal benefits to the named executive officers in respect of 2022. In connection with Mr. Efremov’s hire, the Company agreed to reimburse him for business class travel in connection with traveling from his residence in Denver to the Company’s offices in Louisville.

Tax and Accounting Considerations
The Committee considers the tax and accounting effects of compensation elements when designing the Company’s incentive and equity compensation plans. In order to maintain flexibility in compensating executive officers, however, the Committee has not adopted a policy that all compensation must be deductible for federal income tax purposes.
Determining Executive Compensation
Role of the Compensation Committee
The Compensation Committee is responsible for overseeing the compensation of our named executive officers. In doing so, the Compensation Committee takes into consideration a number of factors, including (i) company financial performance, (ii) stock price, (iii) general market trends, and (iv) individual performance. The Compensation Committee generally approves performance goals or other objectives for the Chief Executive Officer and other executive officers at the beginning of each calendar year.
Role of Compensation Consultants and Benchmarking
Since 2023, the Compensation Committee utilizes the services of an independent compensation consultant. The Compensation Committee works with its independent compensation consultant to create formal benchmarking against peers in determining executive compensation. Additionally, the Compensation Committee reviews and considers the practices of other publicly-traded companies for which we compete for talent.
Role of Other Named Executive Officers
The Compensation Committee takes into consideration recommendations from management regarding performance goals and also takes into account the recommendations of the Chief Executive Officer relating to the performance of his direct reports. However, no executive officer participates in the deliberation of his or her own compensation.
Results of 2022 Say-on-Pay Vote
At the 2022 annual meeting, shareholders voted to determine, on an advisory basis, the frequency with which the Company will hold advisory say-on-pay votes, and based on this vote the Board has adopted a policy of holding advisory say-on-pay votes each year. After the 2023 Annual Meeting, the next say-on-pay vote will be held at the 2024 annual meeting. At the 2022 annual meeting, the Company’s named executive officer compensation for 2021 was approved by 98%. The Compensation Committee will continue to take into account the results of advisory say-on-pay votes when making decisions regarding its executive compensation programs.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the 2023 annual meeting of stockholders.
Stephen Usher, Chair of the Compensation Committee
H.C. Charles Diao
Arnold Zimmerman
The above Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

Executive Compensation Tables
Summary Compensation Table
The following table shows information regarding the compensation of our named executive officers for services performed in the years ended December 31, 2022, December 31, 2021 and December 31, 2020.
Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Stock Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Graham A. Purdy President & Chief Executive Officer	2022	555,412	122,760	152,300	460,178	12,615	1,303,265
	2021	455,000	123,930	336,375	325,000	16,420	1,256,725
	2020	406,901	48,510	96,525	560,000	16,018	1,127,954
Luis Reformina Senior Vice President & Chief Financial Officer	2022	365,000	40,920	121,840	175,100	16,839	716,699
	2021	352,885	218,685	258,750	135,000	14,300	979,620
Brittani N. Cushman Senior Vice President, General Counsel and Secretary	2022	348,146	81,840	152,300	182,500	12,638	930,969
	2021	340,010	96,390	310,500	170,000	14,069	930,969
Yavor Efermov Former President & Chief Executive Officer	2022	665,501	233,346	211,880	625,000	1,607,397	3,343,124

Lawrence S. Wexler Former President & Chief Executive Officer	2022	17,399	—	211,697	—	393,528	622,624
	2021	753,975	218,943	543,375	678,500	22,088	2,216,881
	2020	797,474	88,200	215,325	1,100,000	25,188	2,226,187
(1)
Option Awards reflect the grant date fair value of each award, determined in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the assumptions made in the valuation for the awards reflected in this column, please see Note 17 to our Consolidated Financial Statements as of and for the year ended December 31, 2022 in our Annual Report on Form 10-K.

(2)
Stock Awards reflect the grant date fair value of each award, determined in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to vesting conditions. For stock awards with performance-based conditions, the grant date value reflects the probable outcome of the performance conditions as determined on the grant date. For additional information on the assumptions made in the valuation for the awards reflected in this column, please see Note 17 to our Consolidated Financial Statements as of and for the year ended December 31, 2022 in our Annual Report on Form 10-K.

(3)
Performance bonuses in respect of a given year were generally determined in February of the following year and paid shortly thereafter. The amounts reflected include the amounts earned for the given year, regardless of when paid.

(4)
For 2020, Messrs. Wexler and Purdy received a contribution to the Restoration Plan of $10,938 and $1,768 respectively. For the same period, Messrs. Wexler and Purdy each received a matching contribution under our 401(k) defined contribution plan (including a discretionary contribution equal to 1% of base salary) of $14,250. For 2022, Messrs. Purdy, Reformina and Wexler received a contribution to the Restoration Plan of $7,257, $2,389 and $15,670, respectively, while Ms. Cushman received $2,903. For the same period, Messrs. Purdy, Reformina, Efremov and Wexler each received a matching contribution under our 401(k) defined contribution plan (including a discretionary contribution equal to 1% of base salary) of $5,358, $14,450, $11,127 and $870 respectively, while Ms. Cushman received $9,165. For the same period, Ms. Cushman received a parking allowance of $570. For 2021, Messrs. Wexler and Purdy received a contribution to the Restoration Plan of $7,788 and $2,120, respectively. For the same period, Messrs. Wexler, Reformina and Purdy each received a matching contribution under our 401(k) defined contribution plan (including a discretionary contribution equal to 1% of base salary) of $14,300, while Ms. Cushman received $14,069. For 2022, the amount for Mr. Wexler also includes $376,988 in consulting fees paid to him in connection with his consulting services following his retirement. For 2022, the amount for Mr. Efremov includes an amount equal to $1,596,270 representing the severance payable to him pursuant to his employment agreement in connection with a termination by the Company without cause.

Employment Agreements
We are party to employment agreements with each of our current executive officers. The material terms of each executive officer’s employment agreement is described below.
Graham A. Purdy
In connection with his appointment as President and Chief Executive Officer, we entered into an employment agreement with Mr. Purdy, effective as of October 16, 2022. Mr. Purdy’s employment agreement provides for an initial term of one-year, subject to automatic one-year renewals unless either party gives at least

90 days’ notice of non-renewal. Mr. Purdy is entitled to an annual base salary of $750,000 and is eligible to receive an annual cash bonus equal to 100% of base salary. In addition, Mr. Purdy will have a target annual long-term incentive opportunity of not less than $500,000. In the event that Mr. Purdy’s employment is terminated by the Company without “cause” or if Mr. Purdy resigns for ‘‘good reason” (each as defined in the Employment Agreement), Mr. Purdy will be entitled to receive the following severance benefits: (i) a severance payment equal to 12 months’ of annual base salary, payable over 12 months, (ii) an amount equal to a pro-rated portion of his target annual bonus for the year of termination, and (iii) a COBRA stipend equal to 12 months’ COBRA continuation coverage. If during the employment term the Company appoints (i) a new Chair (other than as a result of the current Chair’s death, disability or termination for cause), or (ii) an Executive Chair, then Mr. Purdy may resign and, upon such resignation, the Company would vest Mr. Purdy in his outstanding equity-based awards. He would also receive the 12-month COBRA stipend upon such resignation. In order to trigger such resignation event, Mr. Purdy must first notify the Company in writing regarding the circumstances triggering such event and allow the Company 30 days to cure such event.
Employment Agreements with Luis Reformina & Brittani N. Cushman
Mr. Reformina’s employment agreement provides for an initial term of one year, subject to automatic extensions for successive one-year terms unless earlier terminated, or unless either party provides notice of non-renewal at least 60 days prior to the end of the applicable term. Pursuant to his employment agreement Mr. Reformina is entitled to receive an annual base salary of $365,000, subject to adjustment by the Board. Mr. Reformina is eligible to receive an annual cash bonus equal to 50% of annual base salary.
Ms. Cushman’s employment agreement provides for an initial term of one year, subject to automatic extensions for successive one-year terms unless earlier terminated, or unless either party provides notice of non-renewal at least 60 days prior to the end of the applicable term. Pursuant to her employment agreement Ms. Cushman is entitled to receive an annual base salary of $340,000, subject to adjustment by the Board. Ms. Cushman is eligible to receive an annual cash bonus equal to 50% of annual base salary.
Upon a termination of employment by us without “cause” or by the applicable executive for “good reason” (each as defined in the applicable executive’s Employment Agreement), each of Mr. Reformina and Ms. Cushman would be entitled to severance payments comprised of the following: (1) accrued compensation and benefits; (2) continuation of then-current base salary for 12 months, to be paid in accordance with our normal payroll practices; (3) a cash severance bonus equal to the average annual cash bonus received by the applicable executive for the 24-month period before the termination date; and (4) a lump sum payment equal to the cost of COBRA continuation coverage for the executive and his/her eligible dependents for 12 months.
In the event of a termination of employment by us without cause or by the applicable executive for good reason within one year following a “change of control” (as such term is defined in the applicable executive’s Employment Agreement), or within 12 months of the effective date of his Employment Agreement, each of Mr. Reformina and Ms. Cushman would be entitled to severance payments comprised of the following (in lieu of any other severance payments under the 2016 Employment Agreements): (1) the accrued compensation and benefits; (2) continuation of then-current base salary for 24 months, to be paid in accordance with our normal payroll practices; (3) a cash severance bonus equal to two-times the average annual cash bonus received by the applicable executive for the 24-month period before the termination date; and (4) a lump sum payment equal to the cost of COBRA continuation coverage for the executive and his/her eligible dependents for 12 months.
In general, the foregoing severance payments and other benefits are subject to the applicable executive executing and delivering a release of claims to us. Pursuant to their respective Employment Agreements, each of Mr. Reformina and Ms. Cushman are subject to certain restrictive covenants, including non-competition and non-solicitation restrictions during the employment term, and for a post-termination period equal to the number of months the executive is entitled to receive salary continuation pursuant to the severance provisions described above.
In addition, if any payment made to Messrs. Purdy, Reformina or Ms. Cushman would be subject to the excise tax under Section 4999 of the Internal Revenue Code, then the amounts payable to the applicable executive will be reduced to the maximum amount that does not trigger the excise tax, unless the executive would be better off (on an after-tax basis) receiving all such payments and benefits and paying all applicable income and excise taxes.

Employment Agreement with Yavor Efremov
Prior to his termination of employment without cause, Mr. Efremov was party to an employment agreement with us. Mr. Efremov’s employment agreement provided for an initial term of one-year, subject to automatic one-year renewals unless either party gives at least 90 days’ notice of non-renewal. Mr. Efremov was entitled to an annual base salary of $750,000 and was eligible to receive an annual cash bonus equal to 100% of base salary. In addition, Mr. Efremov had a target annual long-term incentive opportunity of not less than $500,000. The employment agreement provided that, in the event that Mr. Efremov’s employment was terminated by the Company without “Cause” or if Mr. Efremov resigned for “Good Reason” (each as defined the employment agreement), Mr. Efremov would be entitled to receive the following severance benefits: (i) an amount equal to his annual base salary and target annual bonus opportunity, payable over a period of 12 months, (ii) an amount equal to a pro-rated portion of his target annual bonus for the year of termination, and (iii) a COBRA stipend equal to 12 months’ COBRA continuation coverage. If during the employment term the Company appointed (i) a new Chair (other than as a result of the current Chair’s death, disability or termination for cause), or (ii) an Executive Chair, then Mr. Efremov would have been permitted to resign and, upon such resignation, Mr. Efremov would have received accelerated vesting of his outstanding equity-based awards. He would also receive the 12-month COBRA stipend upon such resignation.
Compensation Letter with Mr. Glazek
In January of 2023, Mr. Glazek was appointed Executive Chair of the Board. In connection with his appointment as Executive Chair, the Company entered into a letter agreement with Mr. Glazek for a term of two years. For each year during the term, Mr. Glazek will receive an annual equity grant under the Company’s 2021 Equity Incentive Plan having a grant date value of $1,000,000, which is expected to be granted in the form of stock options and restricted stock units. Mr. Glazek will receive a salary of $11,105. In the event that the Board removes Mr. Glazek from the role of Executive Chair without cause, or there is otherwise a material change to his duties and responsibilities as Executive Chair or a material breach by the Company of his agreement, then he will receive accelerated vesting of any previously-granted equity awards (or, if such grant has not yet occurred, a cash payment in respect thereof).
Grants of Plan-Based Awards Table
	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts under Equity Incentive Plan(2)			All Other Stock Awards: Number of	Grant Date Fair Value of Shares Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)(2)	Option Awards ($)
Graham A. Purdy	N/A	—	$750,000	—	—	—	—	—	—
	3/14/2022	—	—	—	—	2,500	—	—	$76,150
	3/14/2022	—	—	—	—	2,500	—	—	$76,150
	3/14/2022	—	—	—	—	—	—	12,000	$122,760
Luis Reformina	N/A	—	$185,238	—	—	—	—	—	—
	3/14/2022	—	—	—	—	2,000	—	—	$60,920
	3/14/2022	—	—	—	—	2,000	—	—	$60,920
	3/14/2022	—	—	—	—	—	—	4,000	$40,920
Brittani N. Cushman	N/A	—	$180,353	—	—	—	—	—	—
	3/14/2022	—	—	—	—	2,500	—	—	$76,150
	3/14/2022	—	—	—	—	2,500	—	—	$76,150
	3/14/2022	—	—	—	—	—	—	8,000	$81,840
Yavor Efermov	N/A	—	N/A	—	—	—	—	—	—
	3/14/2022	—	—	—	—	3,478	—	—	$105,940
	3/14/2022	—	—	—	—	3,478	—	—	$105,940
	3/14/2022	—	—	—	—	—	—	22,810	$233,346
Lawrence S. Wexler	N/A	—	N/A	—	—	—	—	—	—
	3/14/2022	—	—	—	—	3,475	—	—	$105,849
	3/14/2022	—	—	—	—	3,475	—	—	$105,849
(1)
Represents annual bonus opportunities at target level achievement. There is no threshold or maximum annual bonus opportunity. The amounts actually paid for the 2022 fiscal year are included in the 2022 column of the summary compensation table.

(2)
Stock Awards reflect the grant date fair value of each award, determined in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to vesting conditions. For stock awards with performance-based conditions, the grant date value reflects the probable outcome of the performance conditions as determined on the grant date. For additional information on the assumptions made in the valuation for the awards reflected in this column, please see Note 17 to our Consolidated Financial Statements as of and for the year ended December 31, 2022 in our Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth specified information concerning equity awards held by each of the named executive officers as of December 31, 2022.
	Option Awards					Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Graham A. Purdy	8/8/2014(1)	5,216	—	3.83	8/8/2024	—	—
	5/17/2017(2)(7)	5,000	—	15.41	5/17/2027	—	—
	3/7/2018(2)(8)	8,900	—	21.21	3/7/2028	—	—
	3/7/2018(4)	—	—	—	—	12,000	254,520
	3/20/2019(2)(10)	5,500	—	47.58	3/20/2029	—	—
	3/20/2019(4)	—	—	—	—	9,500	425,010
	3/18/2020(2)(11)	7,370	3,630	14.85	3/18/2030	—	—
	3/18/2020(4)	—	—	—	—	6,500	96,525
	2/18/2021(2)(12)	3,060	5,940	51.75	2/18/2031	—	—
	2/18/2021(4)	—	—	—	—	6,500	336,375
	3/14/2022(3)(13)	—	12,000	30.46	3/14/23	—	—
	3/14/2022(5)	—	—	—	—	2,500	76,150
	3/14/2022(6)	—	—	—	—	2,500	76,150
Luis Reformina	10/24/2019(2)(9)	25,000	—	20.89	10/24/2029	—	—
	3/18/2020(2)(11)	2,680	1,320	14.85	3/18/2030	—	—
	3/18/2020(4)	—	—	—	—	4,000	59,400
	2/18/2021(2)(12)	1,530	2,970	51.75	2/18/2031	—	—
	2/18/2021(4)	—	—	—	—	5,000	258,750
	5/3/2021(2)(12)	4,080	7,920	47.76	5/3/2031	—	—
	3/14/2022(3)(13)	—	4,000	30.46	3/14/23	—	—
	3/14/2022(5)	—	—	—	—	2,000	60,920
	3/14/2022(6)	—	—	—	—	2,000	60,920
Brittani N. Cushman	2/10/2017(2)(7)	20,000	—	13.00	2/10/2027	—	—
	5/17/2017(2)(7)	3,250	—	15.41	5/17/2027	—	—
	3/7/2018(2)(8)	4,500	—	21.21	3/7/2028	—	—
	3/7/2018(4)	—	—	—	—	5,000	106,050
	3/20/2019(2)(10)	4,800	—	47.58	3/20/2029	—	—
	3/20/2019(4)	—	—	—	—	6,000	285,480
	3/18/2020(2)(11)	4,020	1,980	14.85	3/18/2030	—	—
	3/18/2020(4)	—	—	—	—	10,000	148,500
	2/18/2021(2)(12)	2,380	4,620	51.75	2/18/2031	—	—
	2/18/2021(4)	—	—	—	—	6,000	310,500
	3/14/2022(3)(13)	—	8,000	30.46	3/14/23	—	—
	3/14/2022(5)	—	—	—	—	2,500	76,150
	3/14/2022(6)	—	—	—	—	2,500	76,150
Yavor Efermov	3/14/2022(3)(13)	22,810	—	30.46	3/14/23	—	—
	3/14/2022(5)	—	—	—	—	585	17,819
Lawrence S. Wexler	8/8/2014(1)	4,695	—	3.83	8/8/2024	—	—
	5/17/2017(2)(7)	16,819	—	15.41	5/17/2027	—	—
	3/7/2018(2)(8)	26,500	—	21.21	3/7/2028	—	—
	3/7/2018(4)	—	—	—	—	30,000	636,300
	3/20/2019(2)(10)	35,500	—	47.58	3/20/2029	—	—
	3/20/2019(4)	—	—	—	—	23,500	1,118,130
	3/18/2020(2)(11)	13,400	6,600	14.85	3/18/2030	—	—
	3/18/2020(4)	—	—	—	—	14,500	215,325
	2/18/2021(2)(12)	5,406	10,494	51.75	2/18/2031
	2/18/2021(4)	—	—	—	—	10,500	543,375
	3/14/2022(5)	—	—	—	—	3,475	105,849
	3/14/2022(6)	—	—	—	—	3,475	105,849

(1)	Options to purchase shares of our stock granted pursuant to the 2006 Plan.
(2)	Options to purchase shares of our stock granted pursuant to the 2015 Plan.
(3)	Options to purchase shares of our stock granted pursuant to the 2021 Plan.
(4)
Performance-based restricted stock units granted under our 2015 Plan. Performance-based restricted stock units vest 5 years from the grant date upon the Company’s achievement of certain levels of return on invested capital.

(5)
Performance-based restricted stock units granted under our 2021 Plan. Performance-based restricted stock units vest 5 years from the grant date upon the Company’s achievement of certain levels of return on invested capital.

(6)	Restricted stock units granted under our 2021 Plan. Performance-based restricted stock units vest 5 years from the grant date.
(7)	Options to purchase shares of our stock vest 34% on January 1, 2018, 33% on January 1, 2019 and 33% on January 1, 2020.
(8)	Options to purchase shares of our stock vest 34% on January 1, 2019, 33% on January 1, 2020 and 33% on January 1, 2021.
(9)	Options to purchase shares of our stock granted pursuant to his 2018 Employment Agreement. 34% vested at grant and 33% vest on each of January 1, 2019 and 2020.
(10)	Options to purchase shares of our stock vest 34% on January 1, 2020, 33% on January 1, 2021 and 33% on January 1, 2022.
(11)	Options to purchase shares of our stock vest 34% on January 1, 2021, 33% on January 1, 2022 and 33% on January 1, 2023.
(12)	Options to purchase shares of our stock vest 34% on January 1, 2022, 33% on January 1, 2023 and 33% on January 1, 2024.
(13)	Options to purchase shares of our stock vest 34% on January 1, 2023, 33% on January 1, 2024 and 33% on January 1, 2025.
Stock Vested/Options Exercised Table
The following table sets forth information concerning awards that vested for the NEOs during the fiscal year ended December 31, 2022.
Name	Number of Stock Units Acquired on Vesting (#)	Value Realized on Vesting
Graham A. Purdy	10,000	$227,100
Luis Reformina	—	—
Brittani N. Cushman	4,167	$94,633
Yavor Efermov	—	—
Lawrence S. Wexler	25,000	$567,750
2022 Potential Payments Upon Termination or Change in Control Table
As described above under the section entitled “Employment Agreements”, each of our current executive officers is party to an employment agreement that provides for severance benefits in the event of a termination by us “without cause” or by the executive for “good reason.”
The terms of our outstanding equity-based awards generally provide that in the event that an executive’s employment is terminated prior to the applicable vesting date of an award, such award will be forfeited, except in connection with certain termination events. The terms of the PRSU award agreements generally provide that in the event that an executive dies or becomes disabled prior to the “measurement date.” the executive will remain eligible to vest in his PRSUs based on actual performance measured at the end of the performance period.
Our 2015 and 2021 equity compensation plans generally provide that in the event of a “change of control,” outstanding equity awards will not be accelerated if the acquiror provides for a “replacement award” in connection with such change of control, as determined in accordance with the provisions of the equity plan. If no replacement award is provided, then outstanding equity awards will become immediately vested, with any performance goals being deemed to be achieved at target level.
The table below sets forth the amount of severance or other compensation that would have become payable to each of 2022 named executive officers had his employment been terminated as of December 31, 2022 or in the event a change of control had occurred on December 31, 2022.

Without Cause or for Good Reason
	12 months Salary	Average Bonus (24 months prior to termination)	Cash Severance	12 months COBRA	Total
Graham A. Purdy	750,000	392,589	1,142,589	26,244	1,168,833
Luis Reformina	370,475	155,050	525,525	—	525,525
Brittani N. Cushman	360,706	176,250	536,956	11,952	548,908
Change of Control
	2 times 12 months Salary	2 times the Average Bonus (24 months prior to termination)	Cash Severance	12 months COBRA	Total
Graham A. Purdy	1,500,000	785,178	2,285,178	26,244	2,311,422
Luis Reformina	740,950	310,100	1,051,050	—	1,051,050
Brittani N. Cushman	721,412	352,500	1,073,912	11,952	1,085,864
In connection with Mr. Wexler’s retirement, the Company entered into a separation agreement with Mr. Wexler pursuant to which he agreed to provide consulting services to the Company through June 30, 2022 in exchange for a monthly payment equal to 1/12th of his base salary, and a payment in respect of healthcare coverage during such period. In addition, Mr. Wexler’s outstanding equity awards will remain outstanding and will continue to vest in accordance with the existing vesting schedules.
Mr. Efremov’s separation with the Company constituted a termination by the Company “without cause under his employment agreement.” Accordingly, subject to his execution of a release of claims and continued compliance with his restrictive covenants, he became entitled to receive (i) an amount equal to his annual base salary and target annual bonus opportunity, paid over a period of 12 months ($1,500,000), (ii) an amount equal to a pro-rated portion of his target annual bonus for the year of termination $625,000, and (iii) a COBRA stipend equal to 12 months’ COBRA continuation coverage ($31,966). He also received accelerated vesting of 22,810 stock options (which will remain exercisable for 120 days following his separation), and 585 PRSUs will remain eligible to vest following the end of the performance period ending December 31, 2026. Mr. Efremov was also entitled to receive reimbursement of his legal fees in an amount of $50,000.
Equity Compensation Plan Information
The following table contains information about our equity compensation plans as of December 31, 2022:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-average Exercise Price of Outstanding, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holder	683,214	$29.74	1,160,673
Equity compensation plans not approved by security holders	—	—	—
Total	683,214	—	1,160,673

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.
Year	Summary Compensation Table Total for PEO 1(1)	Summary Compensation Table Total for PEO 2(1)	Summary Compensation Table Total for PEO 3(1)	Compensation Actually Paid to PEO 1(2)	Compensation Actually Paid to PEO 2(2)	Compensation Actually Paid to PEO 3(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions) (7)	Adjusted EBITDA (millions) (8)
									Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)
2022	$622,624	$3,343,124	$1,303,265	($1,461,685)	$3,305,869	$397,219	$825,334	$357,128	$57	$87	$11,641	$97,598
2021	$2,216,881	N/A	N/A	$1,174,780	N/A	N/A	$938,847	$901,977	$85	$126	$52,059	$108,075
2020	$2,226,187	N/A	N/A	$4,813,876	N/A	N/A	$1,155,913	$2,188,188	$156	$230	$38,192	$90,236

(1)
The dollar amounts reported in this column are the amounts of total compensation reported for our principal executive officer(s) (PEOs) serving during the applicable fiscal year. During 2020 and 2021, our only principal executive officer was Mr. Wexler (referred to as PEO 1 in the table above). During 2022, Mr. Wexler served as our PEO from January 1-January 11, Mr. Efremov served as our PEO from January 11-October 16 (and is referred to as PEO 2 in the table above) and Mr. Purdy served as our PEO from October 17-December 31, 2022 (and is referred to as PEO 3 in the table above).

(2)
The dollar amounts reported in this column represent the amount of “compensation actually paid” to our PEO(s) during the applicable fiscal year, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO(s) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to PEO total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO 1 (Wexler)	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO 1
2022	$622,624	($211,697)	($1,872,612)	($1,461,685)
2021	$2,216,881	($762,318)	($279,783)	$ 1,174,780
2020	$2,226,187	($303,525)	$2,891,214	$ 4,813,876

Year	Reported Summary Compensation Table Total for PEO 2 (Efremov)	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO 2
2022	$3,343,124	($445,226)	$407,971	$3,305,869

Year	Reported Summary Compensation Table Total for PEO 3 (Purdy)	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO 3
2022	$1,303,265	($275,060)	($630,986)	$397,219

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022 (PEO 1)	$150,329	($1,832,330)	$—	($92,680)	($120,677)	$22,746	($1,872,612)
2022 (PEO 2)	$189,659	$—	$233,346	($15,299)	$—	$264	$407,971
2022 (PEO 3)	$201,270	($771,739)	$—	($29,422)	($38,316)	$7,221	($630,986)
2021 (PEO 1)	$587,601	($867,384)	$—	$—	$—	$—	($279,783)
2020 (PEO 1)	$1,247,955	$1,694,273	$—	$—	($51,014)	$—	$2,891,214
(3)
The dollar amounts reported in this column represent the average of the amounts reported for the Company’s non-PEO named executive officers (NEOs) as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Mr. Reformina and Ms. Cushman; (ii) for 2021, Mr. Purdy, Mr. Reformina, Ms. Cushman, and Mr. Robert Lavan (our former SVP and Chief Financial Officer) and (iii) for 2020, Messrs. Purdy and Lavan.

(4)
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the non-PEO NEOs (which individuals are described in footnote 3 above) as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the non-PEO NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in footnote 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$825,334	($198,450)	($269,756)	$357,128
2021	$938,847	($433,549)	$396,679	$901,977
2020	$1,155,913	($312,840)	$1,345,115	$2,188,188

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$143,895	($398,522)	$—	($7,355)	($9,579)	$1,805	($269,756)
2021	$310,579	($175,275)	$32,704	$288,671	$—	$—	$396,679
2020	$874,115	$484,299	$—	$—	($13,299)	$—	$1,345,115
(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P Small Cap 600 Consumer Staples Index.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)
Adjusted EBITDA is defined as net income plus non-cash interest expense, depreciation and amortization, interest and other income, income tax provision, loss (gain) on the extinguishment of debts, stock-based compensation expense and restructuring or other unusual charges.

Financial Performance Measures
The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•	Operating Income
•	Adjusted EBITDA
•	Return on Invested Capital
Analysis of the Information Presented in the Pay versus Performance Table
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid and Net Income

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
Net Income (thousands)
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
-$1,000,000
-$2,000,000
$60,000.0
$50,000.0
$40,000.0
$30,000.0
$20,000.0
$10,000.0
$0,000.0
-$10,000.0
-$20,000.0
-$30,000.0
$38,192.0
$52,059.0
$11,641.0
2020
2021
2022
PEO 1
PEO 2
PEO 3
Average for Non-PEO NEOs
Net Income

Compensation Actually Paid and Adjusted EBITDA

Compensation Actually Paid vs. Adjusted EBITDA
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
-$1,000,000
-$2,000,000
Compensation Actually Paid
$118,000.0
$98,000.0
$78,000.0
$58,000.0
$38,000.0
$18,000.0
-$2,000.0
Adjusted EBITDA (thousands)
$90,236.0
$108,075.0
$97,598.0
2020
2021
2022
PEO 1
PEO 2
PEO 3
Average for Non-PEO NEOs
Adjusted EBITDA

Compensation Actually Paid and Total Shareholder Return

Compensation Actually Paid vs. Total Shareholder Return
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
-$1,000,000
-$2,000,000
Compensation Actually Paid
$180.0
$160.0
$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
-$20.0
Total Shareholder Return
$156.1
$85.0
$57.5
2020
2021
2022
PEO 1
PEO 2
PEO 3
Average for Non-PEO NEOs
Total Shareholder Return (based on Initial Fixed $100)

PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our Chief Executive Officers serving during 2022 to the annual total compensation of our employees.
We identified our employee population as of December 31, 2022 which consisted of approximately 413 employees, all of whom work inside the U.S. This population included full-time, part-time, seasonal and temporary employees employed by us on that date. We then determined the median employee based on an evaluation of total annual compensation for the year ended December 31, 2022 for each member of our employee population using W-2 payroll information.
During 2022, we had three different individuals hold the title of Chief Executive Officer. As permitted by the applicable SEC rules, for purposes of calculating this pay ratio, we looked to the individual serving as CEO as of December 31, 2022 (Mr. Graham Purdy) and annualized his compensation. Based on this methodology, the annual total compensation of Mr. Graham Purdy for purposes of calculating this pay ratio was $1,303,265. The 2022 annual total compensation of our median employee was $63,553. Based on this information, the estimated ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee was 20:1.
We believe this CEO pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio.

AUDIT COMMITTEE REPORT
The Audit Committee has met and reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2022 with the Company’s management, which has the primary responsibility for the Company’s financial statements, as well as with the Company’s independent registered public accounting firm, RSM US LLP, who is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or providing any professional certification with respect to the independent auditor’s work product.
The Audit Committee has discussed with RSM US LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has received and reviewed the written disclosures and the letter from RSM US LLP required by the applicable requirements of the PCAOB regarding RSM US LLP communications with the Audit Committee concerning independence and has discussed with RSM US LLP its independence. The Audit Committee is charged with ensuring any services provided do not impair independence and concluded the independence of RSM US LLP was not compromised by the provision of any services.
Taking all of these reviews and discussions into account, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
All members of the Audit Committee of the Company listed below submit the foregoing report.
AUDIT COMMITTEE:

H. C. Charles Diao (Chair)
Ashley Davis Frushone
Assia Grazioli-Venier
Arnold Zimmerman
The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein, and shall not otherwise be deemed filed under those Acts.

CERTAIN RELATIONSHIPS AND TRANSACTIONS
Policies Regarding Related Party Transactions
Our Board has adopted a written statement of policy regarding transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our senior legal officer any “related person transaction” (defined as any transaction that it is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The senior legal officer will then promptly communicate that information to the Audit Committee of our Board. No related person transaction may be executed without the approval or ratification of the Audit Committee. In general, the Audit Committee will approve or ratify only related person transactions that we believe are at least as favorable to us as those we would obtain from an unrelated party.

PRESENTATION OF PROPOSALS
Proposal 1 – Election of Directors
The Company’s bylaws provide that the number of directors on our Board will be determined from time to time by a vote of the Board. Our Board currently consists of nine (9) directors. At the Annual Meeting, we are electing nine (9) directors to hold office until the Company’s annual meeting of stockholders in 2024 and until a successor is elected and qualified.
Nominees for Election as a Director
Set forth below are the current Board members and director nominee who will stand for election at the Annual Meeting, together with their age, all Company positions and offices they currently hold, and the year in which they joined the Board, as applicable. Although it is not anticipated that any of the nominees listed below will decline or be unable to serve, if that should occur, the proxy holders may, in their discretion, vote for a substitute nominee.
Name	Age	Position or Office	Held Position Since
David Glazek	45	Executive Chair; Director	2012(1)
Graham A. Purdy	50	President & CEO; Director	2022
Gregory H. A. Baxter	69	Director	2006
H.C. Charles Diao	65	Director	2012
Ashley Davis Frushone	48	Lead Independent Director, Director	2018(2)
Stephen Usher	56	Director	2021
Rohith Reddy	46	Director Nominee	N/A
Lawrence S. Wexler	70	Director	2013(3)
Arnold Zimmerman	85	Director	2013
(1)	Mr. Glazek served as a Director since 2012 and was appointed Executive Chair in January of 2023.
(2)	Ms. Frushone served as a Director since 2018 and was appointed Lead Independent Director in January of 2023.
(3)	Mr. Wexler served as President and CEO of the Company until January 10, 2022, the day before Mr. Efremov was appointed President and CEO on January 11, 2022.
Recommendation
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES FOR THE DIRECTORS OF THE COMPANY SET FORTH ABOVE.

Proposal 2 – Ratification of Independent Auditors
As more particularly described in this proxy statement, the Audit Committee is directly responsible for managing the Company’s independent auditors, which includes, without limitation, (i) pre-approving all audit and permitted non-audit services provided by our independent auditors, and (ii) the appointment, compensation, retention and oversight of the Company’s independent auditors. In connection with the same and pursuant to its charter, the Audit Committee has appointed the firm of RSM US LLP to serve as the independent auditors to audit the consolidated financial statements of the Company for the fiscal year which ends on December 31, 2023. The Board and the Audit Committee jointly agree that the continued retention of RSM US LLP is in the best interest of the Company and its stockholders. Accordingly, a resolution will be presented at the Annual Meeting to ratify the appointment of RSM US LLP. If the stockholders fail to ratify the appointment of RSM US LLP, the Audit Committee will take this result into account when considering the appointment of an independent auditor for fiscal year 2023. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm as the Company’s independent auditors at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. One or more representatives of RSM US LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Fees Paid to the Independent Auditors
We paid the following fees to RSM US LLP for fiscal years 2022 and 2021:
	2022	2021
Audit Fees	$1,179,586	$896,750
Audit-related Fees	—	$104,300
Tax Fees	—	—
All Other Fees	—	—
	$1,179,586	$1,001,050
Audit Fees
RSM US LLP charged $1,179,586 in fiscal year 2022 and $896,750 in fiscal year 2021 for audit fees. These include professional services in connection with the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K and reviews of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-Q and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years shown.
Audit-related Fees
RSM US LLP charged $0 in fiscal year 2022 and $104,300 in fiscal year 2021 for audit-related fees. The 2021 audit-related fees include $54,300 for the issuance of our Senior Secured Notes, $25,000 for the secondary offering of shares sold by Standard General and $25,000 for the filing of our 8-K for the recast of our 2020 financial statements for the changes in accounting policies for inventory and convertible debt.
Tax Fees
RSM US LLP did not perform any tax services for the Company in fiscal years 2022 or 2021.
All Other Fees
RSM US LLP did not charge the Company for any non-audit services in fiscal year 2022 or 2021.

Pre-approval Policies and Procedures
The Audit Committee pre-approved all audit and audit-related services provided to the Company by RSM US LLP before management engaged the auditors for those purposes. The policy of the Audit Committee is to review all engagement letters for accounting firms for non-audit services.
Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF RSM US LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation (“Say on Pay”)
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, we are providing our shareholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “Say on Pay,” gives shareholders the opportunity, on an advisory basis, to approve, reject or abstain from voting with respect to such proposal.
Our executive compensation program is designed to enhance shareholder value by focusing on performance factors that align with our strategic objects; attract, motivate and retain highly-qualified executives committed to the Company’s long-term success; and provide competitive salaries relative to their peers. To that end, we provide a program of cash and equity-based awards to promote executive continuity, to align the interests of the Company’s executives with those of our shareholders and to reward executives for superior performance, as measured by both financial and nonfinancial metrics.
We urge shareholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 16, which describes the Company’s executive compensation programs and the decisions made by the Compensation Committee and the Board with respect to the year ending December 31, 2022.
The Board is asking shareholders to approve the following advisory resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained therein, is hereby approved.”
Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions of the Company, the Board or the Compensation Committee; it will not create or imply any change to the fiduciary duties of, or create or imply any additional duties for, the Company, the Board or the Compensation Committee; and it will not restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. Although non-binding, the Board and the Compensation Committee will review and consider the voting results in their entirety when making future decisions regarding our executive compensation program.
Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Proposal 4 – Extraordinary Strategic Alternatives Process for NewGen Business
The following proposal was submitted by Scott Klarquist (the “Proponent”) of 20 Pine Street, Apt. 1403, New York, NY 10005, who beneficially owns 8,300 shares of TPB common stock. The Proponent has requested the Company include the following proposal and supporting statement in this Proxy Statement for the Annual Meeting:

  RESOLVED, Stockholders request that our board begin an orderly process of retaining advisors to study extraordinary strategic alternatives with respect our company’s struggling NewGen business (“NewGen”) and empower a committee of its independent directors to evaluate those alternatives (including potentially selling or spinning off NewGen) with advisors in the exercise of their fiduciary responsibilities to maximize shareholder value.

Supporting Statement:

  The near constant struggles of our company’s NewGen business line (including, first, the so-called Teen Vaping Crisis of 2019, and, second, the apparently endless PMTA process for new vaping products) has obfuscated for investors the strength of our two other business lines: Zig-Zag® in the Zig-Zag Products segment and Stoker’s® (along with Beech-Nut® and Trophy°) in the Stoker’s Products segment (Zig-Zag and Stoker’s, collectively, the “Cash Cows”). I believe the Cash Cows are extremely high-quality businesses that deserve a premium valuation. Yet despite the Cash Cows constituting the vast majority of our company’s revenues and virtually all of our operating income during the first 3 quarters of 2022, the market currently values Turning Point (as a whole) at an enterprise value of just 7 times our company’s guided EBITDA range for 2022. Just a 3-turn increase in Turning Point’s EV/EBITDA multiple (i.e., to 10X) would result in a massive 78% increase in the equity valuation of our stock (3 turns increase = $97.5MM midpoint of 2022 EBITDA guidance X 3 = $292.5MM / 17.56MM shares O/S at 10/21/2022 = $16.66/share increase in stock value = 78% increase versus $21.30/share closing stock price as of 11/16/2022).

  I believe that we, the shareholders, could obtain such a higher valuation for our TPB shares if the drag of Turning Point’s NewGen business were removed from the picture, either via a spinoff of this business as a separately-traded stock or by selling the business outright to a third party (or via a similar extraordinary transaction). Such a transaction would result in the sole focus of TPB investors being on our Cash Cows. In my view, the stock price should re-rate accordingly. Therefore I ask that shareholders support the foregoing non-binding resolution asking our board to appoint a special committee of independent directors to hire advisors to investigate and evaluate such extraordinary transactions with respect to NewGen. It’s time to separate the wheat from the chaff at Turning Point Brands!

The Company’s Board of Directors recommends that you vote AGAINST Proposal 4 for the following reasons:
We Already Evaluate Strategic Alternatives for NewGen
The Board of Directors and management are dedicated to maximizing stockholder value and regularly assess opportunities to improve stockholder value, which may or may not include empowering a committee of its independent directors to review available strategic opportunities for any aspect of the Company’s business. The Company also regularly engages with its advisors and industry participants on strategic alternatives all for the purpose of pursuing strategies that create stockholder value. Given the regulatory backdrop over the past few years, the Board and the Company have been more intently reviewing strategic options for the vaping business.
We Recently Contributed NewGen into an Unrestricted Subsidiary
This past fall, we determined to execute an internal reorganization whereby the NewGen entities were structurally separated from the remainder of the Company’s entities. The NewGen business now has an independent Board and a dedicated management team that operates the business independently but continues to report to the Company’s Board. As part of the reorganization, the Company de-designated the NewGen entities as parties to its debt facilities, meaning the NewGen entities are no longer guarantors of the Company’s debt or subject to the covenants in the Company’s debt facilities. The Company believes that the separation of the NewGen Entities from the Company’s Zig-Zag and Stoker’s segments will provide the NewGen Entities the flexibility to navigate the current regulatory environment, adapt to future marketplace changes, and pursue further value maximizing opportunities it regularly evaluates. This will likewise allow management to better focus on the Zig-Zag and Stoker’s segments.
In light of the Company’s recent actions with respect to the NewGen entities and the Board and management’s dedication to maximizing stockholder value, the Board deems the Proponent’s proposal duplicative of activities already conducted and other steps continuing to be evaluated.
Recommendation
THE BOARD RECOMMENDS A VOTE “AGAINST” THE APPROVAL OF THE NON-BINDING STOCKHOLDER PROPOSAL, AS DISCLOSED IN THIS PROXY STATEMENT.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
In order for stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company’s 2024 annual meeting of stockholders and included in the Company’s proxy statement and form of proxy relating to such meeting, such proposals must be submitted to the Corporate Secretary of the Company at the Company’s principal executive offices no later than December 2, 2023. Stockholder proposals should be submitted to the Corporate Secretary of the Company at 5201 Interchange Way, Louisville, Kentucky 40229. Such proposals must also comply with the additional requirements of Rule 14a-8 of the Exchange Act (or any successor rule) to be eligible for inclusion in the proxy statement for the 2024 annual meeting. The rules of the SEC set forth standards for what stockholder proposals the Company is required to include in a proxy statement for an annual meeting of stockholders.
In addition, the Company’s bylaws, a copy of which is available upon request, provide that only such business which is properly brought before a stockholder meeting will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Board to be properly made at a meeting by a stockholder, notice must be received by the Corporate Secretary of the Company at the Company’s offices not less than 45 or more than 75 days before the one-year anniversary of the date on which the Company first mailed proxy materials for the preceding year’s annual meeting of stockholders; provided, however, if the meeting is convened more than 30 days before or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, notice must be received not later than the close of business on the later of (i) the 90th day before such annual meeting, or (ii) the 10th day following the day on which public announcement of the date of such meeting is made. To be in proper written form, a stockholder’s notice to the Company’s Corporate Secretary must, among other things, set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business proposed to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of the Company’s capital stock which are owned beneficially or of record by such stockholder, and (iv) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act.
Accordingly, a stockholder who intends to raise a proposal to be acted upon at the 2024 annual meeting, but who does not desire to include the proposal in the Company’s 2024 proxy statement, must inform the Company by sending written notice to the Company’s Corporate Secretary at 5201 Interchange Way, Louisville, Kentucky 40229, no earlier than January 16, 2024 nor later than February 15, 2024. The persons named as proxies in the Company’s proxy for the 2024 annual meeting may exercise their discretionary authority to act upon any proposal which is properly brought before a stockholder meeting.
STOCKHOLDERS’ COMMUNICATIONS WITH THE BOARD
Stockholders and other interested parties may communicate with the Company’s Board, including the Chair or the independent directors as a group, by sending written communications to the Company’s Corporate Secretary at 5201 Interchange Way, Louisville, Kentucky 40229. Written communications should include the interested party’s name and address and should indicate whether such person is a stockholder of the Company. The communication will be reviewed by Ms. Cushman and by the Audit Committee. If the communication is appropriate, it will be forwarded to the Board or the appropriate director.
FORM 10-K
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, accompanies this proxy statement. The Company’s Annual Report does not form any part of the material for solicitation of proxies.
Any stockholder who wishes to obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which includes financial statements, and is required to be filed with the SEC, may access it at www.turningpointbrands.com in the “Investor Relations” section or may send a written request to Brittani N. Cushman, General Counsel and Corporate Secretary, Turning Point Brands, Inc., 5201 Interchange Way, Louisville, Kentucky 40229.

OTHER BUSINESS
The Board is not aware of any other matters to be presented at the Annual Meeting other than those set forth herein and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,

/s/ Brittani N. Cushman
Brittani N. Cushman Corporate Secretary
Louisville, Kentucky
March 31, 2023
Please vote your shares through any of the methods described on the proxy card as promptly as possible, whether or not you plan to attend the Annual Meeting virtually. If you do attend the Annual Meeting, you may still vote virtually at the meeting, since the proxy may be revoked at any time before its exercise by delivering a written revocation of the proxy to the Company’s Corporate Secretary.

TURNING POINT BRANDS, INC.
5201 INTERCHANGE WAY
LOUISVILLE, KY 40229

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 2, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to ***www.virtualshareholdermeeting.com/TPB2023***

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 2, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V09568-P92269

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TURNING POINT BRANDS, INC.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees:

01) Gregory H. A. Baxter
02) H.C. Charles Diao
03) Ashley D. Frushone
04) David Glazek
05) Graham Purdy
06) Rohith Reddy
07) Stephen Usher
08) Lawrence S. Wexler
09) Arnold Zimmerman

	For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposal:			
2. Ratify the appointment of RSM US LLP as the Company's independent auditors for the fiscal year ending December 31, 2023.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:			
3. To approve, on an advisory basis, named executive officer compensation.	☐	☐	☐
The Board of Directors recommends you vote AGAINST the following proposal:			
4. A shareholder proposal regarding strategic alternatives for the NewGen Business.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

V09569-P92269

TURNING POINT BRANDS, INC.
Annual Meeting of Stockholders
May 3, 2023 11:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Brittani Cushman, Luis Reformina and Brian Wigginton, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TURNING POINT BRANDS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM EDT on May 3, 2023, via the live webcast link at www.virtualshareholdermeeting.com/TPB2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side